Registration No. 333-


                 SECURITIES AND EXCHANGE COMMISSION
                       WASHINGTON, D.C. 20549

                              FORM S-8

                       REGISTRATION STATEMENT
                                UNDER
                     THE SECURITIES ACT OF 1933

                      PRIMEX TECHNOLOGIES, INC.
       (Exact name of registrant as specified in its charter)

             Virginia                              06-1458069
(State or other jurisdiction of                  (I.R.S. Employer
incorporation or organization)                  Identification No.)

                      10101 Ninth Street North
                 St. Petersburg, Florida 33716-3807
         (Address of Principal Executive Offices) (Zip Code)

                      Primex Technologies, Inc.
          Retirement Investment Management Experience Plan
                      (Full title of the plan)

                    Johnnie M. Jackson, Jr., Esq.
                              Secretary
                      Primex Technologies, Inc.
                      10101 Ninth Street North
                 St. Petersburg, Florida 33716-3807
               (Name and address of agent for service)

                           (813) 578-8100
   (Telephone number, including area code, of agent for service)
                   CALCULATION OF REGISTRATION FEE

                                                      Proposed
                                      Proposed        maximum
                                      maximum         aggregate   Amount of
Title of securities    Amount to be   offering price  offering    registration
to be registered       registered (1) per share (2)   price (2)   fee

Common Stock, par
value $1 per share.... 150,000        $31.35          $4,702,500  $1,425

Series A Participating
Cumulative Preferred
Stock Purchase Rights
(the "Rights")........ 150,000          (3)                (3)        (3)


          (1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement registers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

          (2) Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(h), the proposed maximum offering price per share is estimated based on the book value of the registrant's Common Stock computed as of November 30, 1996, the latest practicable date prior to the filing of this Registration Statement.

          (3) The Rights are appurtenant to and trade with the Common Stock. The value attributable to the Rights, if any, is reflected in the book value of the Common Stock and the registration fee for the Rights is included in the fee for the Common Stock.

                                PART I
         INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

     Not required to be filed with the Securities and Exchange
Commission (the "Commission").


Item 2. Registrant Information and Employee Plan Annual Information.

     Not required to be filed with the Commission.


                                PART II
          INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents filed with the Commission by Primex
Technologies, Inc. (the "Company") are incorporated herein by reference as of their respective dates:

     (a) Registration Statement on Form 10, as amended, filed with the Commission, which became effective under the Securities Exchange Act of 1934, as amended (the "Exchange Act") on December 9, 1996, and which contains a description of the Common Stock and Rights of the Company.

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the fiscal year ended December 31, 1995.

     All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference and to be part hereof from the date of filing such documents.


Item 4. Description of Securities.

     Not applicable.

Item 5. Interest of Named Experts and Counsel.

     Not applicable.


Item 6. Indemnification of Directors and Officers.

     The Virginia Stock Corporation Act permits, and the Company's Articles of Incorporation require, indemnification of the Company's directors, officers and employees in a variety of circumstances. Under Sections 13.1-697 and 13.1-704 of the Virginia Stock Corporation Act, a Virginia corporation generally is authorized to indemnify its directors, officers and employees in civil or criminal actions if such persons acted in good faith and believed their conduct to be in the best interests of the corporation and, in the case of criminal actions, had no reasonable cause to believe that their conduct was unlawful. The Company's Articles of Incorporation require indemnification of directors, officers and employees with respect to certain liabilities, expenses, and other amounts imposed upon such persons by reason of having been directors, officers or employees if such persons acted in good faith and believed that their conduct was in the best interests of the Company or a related entity. Also,
Section 13.1-692.1 of the Virginia Stock Corporation Act permits a Virginia corporation to limit or totally eliminate the liability of a director or officer in a shareholder or derivative proceeding.

     Directors and officers of the Company are insured, subject to policy limits and certain exclusions and limitations and to the extent not otherwise indemnified by the Company, against loss (including expenses incurred in the defense of actions, suits and proceedings in connection therewith) arising from any error, misstatement, misleading statement, omission or other act made or performed in their capacity as directors and officers. The policies also reimburse the Company for liability incurred in the indemnification of its directors and officers under common or statutory laws or the Company's Articles of Incorporation, subject to the terms, conditions and exclusions of such policies. In addition, directors, officers and other employees of the Company who may be "fiduciaries" as that term is used in the Employee Retirement Income Security Act of 1974 are insured with respect to liabilities under such Act.


Item 7. Exemption from Registration Claimed.

     Not applicable.


Item 8. Exhibits.

     (a) See Exhibit Index elsewhere herein.



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     (b) The registrant will submit the Primex Technologies, Inc.
Retirement Investment Management Experience Plan to the Internal Revenue Service (the "IRS") in a timely manner and will make all changes required by the IRS in order to qualify the plan under Section 401 of the Internal Revenue Code of 1986, as amended.


Item 9. Undertakings.

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                              SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for the filing on the Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Norwalk, State of Connecticut, on this 17th day of December, 1996.

                                        PRIMEX TECHNOLOGIES, INC.


                                        By Johnnie M. Jackson, Jr.
                                           -----------------------------------
                                           Name:  Johnnie M. Jackson, Jr.
                                           Title: Vice President and Secretary


     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated.



         SIGNATURE                       TITLE                    DATE

P. C. Kosche                       Chief Executive Officer   December 17, 1996
------------------------------
Name:  P. C. Kosche

Louis S. Massimo                   Chief Financial Officer   December 17, 1996
------------------------------
Name:  Louis S. Massimo

Mary Gallagher                     Chief Accounting Officer  December 17, 1996
------------------------------
Name:  Mary Gallagher

Johnnie M. Jackson, Jr.            Director                  December 17, 1996
------------------------------
Name:  Johnnie M. Jackson, Jr.

P. C. Kosche                       Director                  December 17, 1996
------------------------------
Name:  P. C. Kosche

     Pursuant to the requirements of the Securities Act, the Primex Technologies, Inc. Retirement Investment Management Experience Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norwalk, State of Connecticut, on this 17th day of December, 1996.


                                        PRIMEX TECHNOLOGIES, INC. RETIREMENT
                                        INVESTMENT MANAGEMENT EXPERIENCE PLAN

                                          By Johnnie M. Jackson, Jr.
                                             --------------------------------
                                             Name:  Johnnie M. Jackson, Jr.
                                             Title:  Member of Plan Committee


                                          By P.C. Kosche
                                             --------------------------------
                                             Name:  P. C. Kosche
                                             Title:  Member of Plan Committee


                                          By Sharon Doughty
                                             --------------------------------
                                             Name:  Sharon Doughty
                                             Title:  Member of Plan Committee

                             EXHIBIT INDEX

Exhibit               Description

4(a)           Amended and Restated Articles of Incorporation.
               Incorporated by reference to Exhibit 3.1 to the Company's Form 10 dated December 6, 1996 (SEC File No. 0-28942).

4(b) Amended and Restated By-laws. Incorporated by reference to Exhibit 3.2 to the Company's Form 10 dated December 6, 1996 (SEC File No. 0-28942).

4(c) Form of Rights Agreement dated December 19, 1996, between the Company and ChaseMellon Shareholder
               Services, L.L.C., as Rights Agent, incorporated by reference to Exhibit 4.4 to the Company's Form 10 dated December 6, 1996 (SEC File No. 0-28942).

4(d)           Primex Technologies, Inc., Retirement Investment
               Management Experience Plan.

23             Consent of KPMG Peat Marwick LLP.

                                                          Exhibit 4(d)



                      PRIMEX TECHNOLOGIES, INC.

           RETIREMENT INVESTMENT MANAGEMENT EXPERIENCE PLAN

                               ("PRIME")


                      (Effective January 1, 1997)



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                           TABLE OF CONTENTS


                                                                 Page


   PREAMBLE.......................................................  1

   ARTICLE I
        Definitions...............................................  1
        Account...................................................  1
        Acquired Company..........................................  1
        Actual Contribution Percentage............................  2
        Actual Deferral Percentage................................  2
        Affiliated Company........................................  3
        Age.......................................................  4
        Bargaining Unit Employee..................................  4
        Beneficiary...............................................  4
        Board of Directors........................................  4
        CEOP Transferred Account Balances.........................  4
        Code......................................................  4
        Committee.................................................  4
        Common Stock..............................................  4
        Company...................................................  5
        Company Contribution Account..............................  5
        Company Matching Contributions............................  5
        Company Retirement Contributions..........................  5
        Company Retirement Contributions Account..................  5
        Compensation..............................................  6
        Current Market Value......................................  6
        Early Retirement Date.....................................  6
        Earnings..................................................  6
        Effective Date............................................  7
        Eligible Employee.........................................  7
        ERISA.....................................................  8
        Fiduciary.................................................  8
        Five-Percent Shareholder..................................  8
        Former Participant........................................  9
        Fund......................................................  9
        Highly Compensated Employee...............................  9

        Hours of Service...........................................  9
        Leased Employee............................................ 10
        Matching Contributions..................................... 11
        Matching Contribution Account.............................. 11
        Olin....................................................... 11
        Olin Plan.................................................. 11
        Participant................................................ 11
        Participating Employer..................................... 11
        Period of Continuous Service............................... 12
        Period of Severance........................................ 13
        Plan....................................................... 13
        Plan Year.................................................. 13
        Primex Common Stock Fund................................... 13
        Regulations................................................ 13
        Related Employer........................................... 13
        Required Beginning Date.................................... 14
        Rollover Contributions..................................... 14
        Severance from Service Date................................ 14
        Spouse..................................................... 14
        Tax Deferred Contribution Account.......................... 15
        Tax Deferred Contributions................................. 15
        Taxed Contribution Account................................. 15
        Taxed Contributions........................................ 15
        Total and Permanent Disability............................. 15
        Trust Agreement............................................ 15
        Trustee.................................................... 16
        Valuation Date............................................. 16
        Year of Participation...................................... 16

ARTICLE II
        Participation.............................................. 16
        2.01.  General Rule........................................ 16
        2.02.  Transfer In or Out of Eligible Class of Employees;
                Rehired Employees.................................. 17

ARTICLE III
        Contributions.............................................. 17
        3.01.  Tax Deferred Contributions.......................... 17
        3.02.  Limitation on Tax Deferred Contributions............ 19
        3.03.  Taxed Contributions................................. 22

        3.04.  Matching Contributions and Discretionary
                Contributions...................................... 23
        3.05.  Limitation on Taxed Contributions and Matching
                Contributions...................................... 23
        3.06.  Rollover Contributions.............................. 27
        3.07.  Prior Plan Transfers................................ 27
        3.08.  Annual Additions Limitations........................ 28
        3.09.   Limit on Deductibility of Contributions............ 29

ARTICLE IV
        Allocations to Participants' Accounts...................... 30
        4.01.  Tax Deferred Contributions and Taxed Contributions.. 30
        4.02.  Company Matching Contributions...................... 30
        4.03.  Age-Weighted Profit Sharing Allocations............. 31
        4.04.  Additional Discretionary Profit Sharing
                Contributions...................................... 31
        4.05.  Additional Contributions for Top-Heavy Minimum...... 31

ARTICLE V
        Investment of Contributions................................ 31
        5.01.  Participant Direction of Accounts................... 31
        5.02.  Investments in Company Stock........................ 33
        5.03.  Participant-Directed Investment of Tax-Deferred,
                Taxed and Company Retirement Contribution Account.. 34
        5.04.  Special Distribution Account........................ 34

ARTICLE VI
        Vesting.................................................... 36
        6.01.  Vesting of Tax Deferred Contribution and
                Taxed Contribution Accounts........................ 36
        6.02.  Vesting of Company Contribution Accounts............ 36
        6.03   Vesting of Amounts Rolled Over or Transferred
                from Other Plans................................... 36
        6.04.  Forfeitures......................................... 37

ARTICLE VII
        Withdrawals Prior to Termination of Employment............. 37
        7.01.  Priority for Withdrawals............................ 37
        7.02.  Penalties for General Withdrawals................... 39
        7.03.  Hardship Withdrawals................................ 39
        7.04.  Effect of Suspension................................ 41
        7.05.  Limitation on Withdrawals for Participants
               with Outstanding Loans.............................. 41

ARTICLE VIII
        Loans to Participants and Beneficiaries.................... 41
        8.01.  Loan Program........................................ 41
        8.02.  General Rules....................................... 42
        8.03.  Amount.............................................. 42
        8.04.  Rate of Interest and Term of Loan................... 43
        8.05.  Security............................................ 43
        8.06.  Repayment........................................... 44
        8.07.  Outstanding Loan Balance at Termination of
                Employment......................................... 44
        8.08.  Loan Default During Employment...................... 45

ARTICLE IX
        Distributions.............................................. 45
        9.01.  Termination of Employment........................... 45
        9.02.  Valuation Date and Conditions of Distribution....... 46
        9.03.  Method of Distribution.............................. 46
        9.04.  Form of Distribution................................ 46
        9.05.  Date of Distribution................................ 47
        9.06.  Compliance with Applicable Law...................... 47
        9.07.  Distributions to Comply with Qualified
                Domestic Relations Order........................... 47

ARTICLE X
        Trust Fund................................................. 49
        10.01.  Trust Agreement.................................... 49
        10.02.  Trustee............................................ 49
        10.03.  Return of Contributions............................ 49

ARTICLE XI
        Administration............................................. 50
        11.01.  Appointment of Committee........................... 50
        11.02.  Procedures......................................... 50
        11.03.  Employment of Agents............................... 51
        11.04.  Fiduciary Responsibilities......................... 51
        11.05.  Committee Liability................................ 52
        11.06.  Reports to Participants............................ 52
        11.07.  Administrative Expenses............................ 53
        11.08.  Special Fiduciary Provisions Concerning Employer
                 Stock............................................. 53

        11.09.  Voting of Company Stock............................ 54
        11.10.  Tendering Company Stock............................ 55

ARTICLE XII
        Amendment and Termination.................................. 56
        12.01.  Amendment.......................................... 56
        12.02.  Termination........................................ 57

ARTICLE XIII
        Miscellaneous Provisions................................... 57
        13.01.  Nonalienation of Benefits.......................... 57
        13.02.  Benefits Paid Solely from the Trust Fund........... 58
        13.03.  No Contract of Employment.......................... 58
        13.04.  Incompetency....................................... 58
        13.05.  Missing Recipients................................. 59
        13.06.  Mergers, Consolidations and Transfers of Plan
                 Assets............................................ 59
        13.07.  Claim Procedures................................... 59
        13.08.  Cooperation of Participants........................ 60
        13.09.  Applicable Law..................................... 60
        13.10.  Gender and Number.................................. 61
        13.11.  Headings........................................... 61

APPENDIX A-1
        TOP HEAVY PROVISIONS....................................... 62

APPENDIX A-2
        INTERNAL REVENUE CODE REQUIREMENTS
        FOR CALCULATION AND PAYMENT OF BENEFITS.................... 66

                       PRIMEX TECHNOLOGIES, INC.

           RETIREMENT INVESTMENT MANAGEMENT EXPERIENCE PLAN


                      (Effective January 1, 1997)


                               PREAMBLE

     Primex Technologies, Inc. (the "Company") hereby establishes a savings and retirement plan for eligible employees known as the Primex Technologies, Inc. Retirement Investment Management Experience Plan (the "Plan"). The Plan is effective as of January 1, 1997. The Plan is intended to be a qualified plan under Section 401(a) of the Internal Revenue Code (the "Code") with a qualified cash or deferred arrangement within the meaning of Section 401(k) of the Code, and an age-weighted profit sharing feature. It is intended that Company matching contributions under the 401(k) component of the Plan be invested in Primex Technologies, Inc. Common Stock and that the Plan be an eligible individual account plan within the meaning of Section 407(d)(3) of ERISA.

     The purposes of the Plan are (i) to encourage thrift on the part of the employees by furnishing them with an incentive to save on a salary reduction basis by providing matching contributions made by the Company and other Participating Employers, and (ii) to provide additional funds at retirement by means of an age-weighted profit sharing feature.

                               ARTICLE I

                              Definitions

     "Account" shall mean, with respect to any Participant, his Tax Deferred Contribution Account, his Taxed Contribution Account, his Company Matching Contribution Account, his Company Retirement
Contribution Account and his Rollover Account.

     "Acquired Company" shall mean any organization of which the Company or any other Participating Employer has acquired control by purchase, merger, consolidation or otherwise.

     "Actual Contribution Percentage" shall mean, for a Plan Year, with respect to a specified group of Eligible Employees referred to in
Section 3.05, the average of the ratios, calculated separately for each Eligible Employee in the group, of (a) the sum of the Taxed Contributions and Matching Contributions (excluding any amounts used to satisfy the minimum top-heavy plan allocation described in Appendix
A) made on behalf of or by the Eligible Employee for a Plan Year to
(b) the Eligible Employee's Earnings for that Plan Year. Such Actual Contribution Percentage shall be computed to the nearest one-hundredth of one percent of the Eligible Employee's Earnings.

     Effective for Plan Years beginning in 1997, the Actual Contribution Percentage of Nonhighly Compensated Eligible Employees for the preceding Plan Year shall be used in performing the ACP test and shall be compared to the Actual Contribution Percentage of Highly Compensated Employees for the Plan Year being tested. At the election of the Company, the Actual Contribution Percentage test may be applied with respect to Nonhighly Compensated

Employees by using the Actual Contribution Percentage for the then current Plan Year instead of the preceding Plan Year, provided that such election, once made, cannot be revoked except as provided by the Secretary of the Treasury. In the initial year of the Plan, the Actual Contribution Percentage of Nonhighly Compensated Employees shall be three percent (3%) or, if elected by the Company, shall be the Actual Contribution Percentage of Non-Highly Compensated Employees with respect to the Plan Year being tested.

     To the extent permitted by law and to the extent elected by the Company, Tax Deferred Contributions (in excess of the amount of Tax Deferred Contributions needed to satisfy the actual deferral percentage test described in Section 3.02) allocated to a Participant's Account may be aggregated with Matching Contributions and Taxed Contributions allocated to his Account in determining his Actual Contribution Percentage provided that the requirements contained in Treas. Reg. Section 1.401(m)-1(b)(5) are satisfied.

     "Actual Deferral Percentage" shall mean, with respect to a specified group of Eligible Employees referred to in Section 3.02, the average of the ratios, calculated separately for each Eligible Employee in that group, of (a) the amount of Tax Deferred Contributions made on the Eligible Employee's behalf for a Plan Year to (b) the Eligible Employee's Earnings for that Plan Year. Such Actual Deferral Percentage shall be computed to the nearest one-hundredth of one percent of the Eligible Employee's Earnings. Effective for Plan Years beginning in 1997, the Actual Deferral Percentage of Nonhighly Compensated Eligible Employees for the preceding Plan Year shall be used in performing the ADP test and shall be compared to the Actual Deferral

Percentage of Highly Compensated Employees for the Plan Year being tested. At the election of the Company, the Actual Deferral Percentage test may be applied with respect to Nonhighly Compensated Employees by using the Actual Deferral Percentage for the then current Plan Year instead of the preceding Plan Year, provided that such election, once made, cannot be revoked except as provided by the Secretary of the Treasury. In the initial year of the Plan, the Actual Deferral Percentage of Non-Highly Compensated Employees shall be three percent (3%) or, if elected by the Company, shall be the Actual Deferral Percentage of Non-Highly Compensated Employees with respect to the Plan Year being tested.

     The Actual Deferral Percentage for any Highly Compensated
Employee for any Plan Year who is eligible to have pre-tax contributions allocated to his account under one or more plans described in Code Section 401(k) maintained by a Related Employer in addition to this Plan shall be determined as if all such contributions were made to this Plan.

     "Affiliated Company" shall mean (a) the Company, (b) each other corporation that is a member of the "controlled group of corporations" that includes the Company, determined in accordance with Code Section 1563(a), without regard to Code Sections 1563(a)(4) and (e)(3)(C), (c) any organization that is part of a group of trades or businesses under common control that includes the Company pursuant to Code Section 414(c), and (d) any organization which is part of an affiliated service group that includes the Company pursuant to Code Section 414(m).

     "Age" shall mean a Participant's Age as of his last birthday.

     "Bargaining Unit Employee" shall mean an Eligible Employee who is covered under a collective bargaining agreement between employee representatives and a Participating Employer.

     "Beneficiary" shall mean such beneficiary or beneficiaries as may be designated from time to time by the Participant or Former Participant, on a form made available by the Committee for such purpose, to receive, in the event of the Participant's or Former Participant's death, the value of his Account at the time of his death. In the case of a Participant or Former Participant who is married, the Beneficiary shall be the Participant's or Former Participant's Spouse unless such Spouse consents in writing on a form witnessed by a Plan representative or notary public to the designation of another person as Beneficiary. In the event that a Participant or Former Participant dies without a surviving Spouse and without having in effect at the time of his death a proper Beneficiary designation, his Beneficiary shall be his estate.

     "Board of Directors" shall mean the board of directors of the Company and any committee or person to whom such board of directors has delegated its authority with respect to the Plan matter to be acted upon.

     "CEOP Transferred Account Balances" shall include those account balances derived from employer contributions, and Employee pre-tax and after-tax contributions, which an Employee elects to have directly transferred from the Olin Plan ("CEOP") to this Plan, which balances shall be fully vested and accounted for under this Plan.

     "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time. References to any section of the Code shall include any successor provision thereto.

     "Committee" shall mean the Committee appointed pursuant to
Section 11.01.

     "Common Stock" shall mean the common stock of the Company.

     "Company" shall mean Primex Technologies, Inc. and any successor thereto by merger, purchase or otherwise. Any action by the Company provided for by the Plan may be taken by the Board of Directors or such of its members or such of its officers or Employees of the Company as may be authorized by said board to act on its behalf with regard thereto.

     "Company Contribution Account" shall mean that portion of the trust fund that, with respect to any Participant or Former Participant, is attributable to (a) Matching Contributions made on his behalf by the Company or another Participating Employer, (b) Company Retirement Contributions (including age-weighted and other discretionary profit sharing contributions made by the Company or other Participating Employers with respect to a Plan Year), and (c) CEOP Transferred Account Balances to the extent they are attributable to prior employer contributions made on behalf of the Participant.

     "Company Matching Contributions" shall mean the matching contributions (within the meaning of Code Section 401(m)) contributed on behalf of Participants pursuant to Section 4.02 which are invested in Common Stock of the Company.

     "Company Retirement Contributions" shall mean those Company Contributions which the Company (or other Participating Employers) may in their discretion make with respect to a Plan Year without regard to whether the Company has current or accumulated earnings or profits for its fiscal year ending with or within the Plan Year, which are allocated to the Company

Retirement Contribution Account under the age-weighted formula contained in Section 4.03. Company Retirement Contributions shall also include any other discretionary profit sharing contributions made by the Company (or other Participating Employers), which shall be allocated in accordance with Section 4.04 of the Plan.

     "Company Retirement Contributions Account" shall mean with respect to a Participant or Former Participant, that portion of the trust fund that is attributable to Company Retirement Contributions.

     "Compensation" shall mean the compensation paid to an Eligible Employee for services rendered to the Company or any Participating Employer, including bonuses, shift differentials, overtime, and incentive compensation (other than long-term incentives), but excluding severance, relocation assistance, and the imputed value of taxable fringe benefits. Compensation shall be determined without reduction for any Tax Deferred Contributions or any salary reduction contributions made to a plan described in Section 125 of the Code.

     The maximum amount of Compensation that may be taken into account under the Plan shall not exceed the "OBRA '93 Compensation limit." The OBRA '93 Compensation limit is $150,000, as adjusted for increases in the cost of living in accordance with Section 401(a)(17)(B) of the Code ($160,000 for the 1997 Plan Year). The cost-of-living adjustment in effect for a calendar year applies to any period (such as a Plan
Year), not exceeding 12 months, beginning in such calendar year, over which compensation is determined (i.e., a determination period). If a determination period consists of fewer than 12 months, the OBRA '93 Annual Compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

     "Current Market Value" on any day, as applied to Common Stock, shall mean the closing market price thereof as reported on the consolidated transaction reporting system for NASDAQ issues, or if Common Stock is not traded on such day, such closing market price on the next succeeding trading day on which the Common Stock of the Company is traded.

     The Current Market Value of all other investments, including units in the Common Stock Fund, shall mean the closing market price thereof as of the Valuation Date, as reported by the Trustee.

     "Early Retirement Date" shall mean the date on which a Participant has both attained age fifty-five (55) and completed ten Years of Participation.

     "Earnings" shall mean the Participant's total Compensation as set forth for personal services actually rendered in the course of employment with an Affiliated Company or a Related Employer, but excluding (i) contributions made to a plan of deferred compensation to the extent that, before the application of the limitations contained in Code Section 415 to such plan, the contributions are not includable in the gross income of the Participant for the taxable year in which contributed; (ii) distributions from a plan of deferred compensation except to the extent such distributions are from an unfunded nonqualified plan and are includable in the Participant's gross income for the year; (iii) amounts realized from the exercise of a nonqualified stock option or when restricted stock (or property) either becomes freely transferable or is no longer subject to a substantial risk of forfeiture; (iv) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and (v) other amounts which receive special tax benefits, such as premiums for group term life insurance (but only to the extent that the premiums are not includable in the gross income of the Participant).

     "Effective Date" shall mean January 1, 1997.

     "Eligible Employee" shall mean any person who is employed
(including any officer or director who is also an employee) by and as such is enrolled on the active payroll of:

          (a) the Company or other Participating Employer and either
     (i) is performing services in the United States or (ii) is a citizen of the United States and is performing services outside the United States at the request of the Company or other
     Participating Employer; or

          (b) a foreign subsidiary to which an agreement entered into by a Participating Employer and the Internal Revenue Service under Section 3121(1) of the Code applies; provided that he is a citizen of the United States who receives compensation from a Participating Employer or such foreign subsidiary other than a pension, retirement allowance, retainer or fee under contract.

     Such term shall not include (i) Bargaining Unit Employees with respect to whom an agreement has not been signed to provide for their participation in the Plan or in a particular contribution feature of the Plan, and (ii) any other person who under the normal practices of the Company or other Participating Employer or foreign subsidiary is not considered to be an employee. In all cases of doubt, the Committee shall decide whether a person is an Eligible Employee as defined herein. For the purpose of this definition of Eligible Employee only, "foreign subsidiary" shall mean a foreign subsidiary as defined in Section 3121(1)(6) of the Code. Notwithstanding anything contained in the Plan to the contrary, an individual employed by a foreign subsidiary shall not be deemed an Eligible Employee if contributions under a funded plan of deferred compensation are provided by any entity other than a Participating Employer with respect to the remuneration paid to such individual by such foreign subsidiary.

     In no event shall an individual who is a Leased Employee within the meaning of Section 414(n)(2) of the Code be treated as an Eligible Employee for purposes of this Plan.

     "ERISA" shall mean Public Law 93-406, the Employee Retirement Income Security Act of 1974, as amended from time to time. References to any section of ERISA shall include any successor provision thereto. Any term or phrase defined in ERISA shall, if used herein, be given the same meaning assigned to it by ERISA unless a different meaning is plainly required by the context.

     "Fiduciary" shall mean any person to the extent that he (a) exercises any discretionary authority or discretionary control respecting management of the Plan or exercises any authority or control respecting management or disposition of its assets, (b) renders investment advice for a fee or other compensation, direct or indirect, with respect to any moneys or other property of the Plan, or has any authority or responsibility to do so, or (c) has any discretionary responsibility in the administration of the Plan. Such terms includes persons designated by Fiduciaries named in the Plan to carry out fiduciary responsibilities under the Plan.

     "Five-Percent Shareholder" shall mean a person who owns (or is considered to own within the meaning of Section 318 of the Code) more than five percent of the outstanding stock or stock possessing more than five percent of the total combined voting power of all stock of a Participating Employer.

     "Former Participant" shall mean a Participant who is no longer employed by an Affiliated Company but who still has an Account under the Plan.

     "Fund" shall mean the various investment funds selected by the Committee pursuant to Section 5.01.

     "Highly Compensated Employee" shall mean, for any Plan Year, an Eligible Employee who

          (a) in the current or previous Plan Year was a Five Percent Shareholder; or

          (b) in the previous Plan Year had Earnings in excess of $80,000 (as adjusted by the Secretary of the Treasury from time to time). If the Company so elects, it may further limit the number of Employees included within the definition of "Highly Compensated Employee" by virtue of (b) above by also requiring that those Employees be in the group consisting of the top 20% of employees of the Affiliated Companies, considered on an aggregate basis, when ranked in order of Earnings for the previous Plan Year.

     The $80,000 threshold in the preceding sentence shall be adjusted at the same time and in the same manner as the dollar limit on benefits under a defined benefit plan is adjusted pursuant to Section 415(d) of the Code. The dollar threshold for a particular look-back year is based on the dollar threshold in effect for the calendar year in which the look-back year begins.

     A former Eligible Employee shall be considered a Highly
Compensated Employee if he was a Highly Compensated Employee either for the Plan Year in which his separation from service began or for any Plan Year ending on or after the former Eligible Employee's 55th birthday.

     The determination of who is a Highly Compensated Employee will be made in accordance with Section 414(q) of the Code and the regulations thereunder.

     "Hours of Service" shall mean (a) each hour for which an Employee is paid or entitled to payment for the performance of duties for an Affiliated Company during the applicable computation period, (b) each hour for which an Employee is paid, or entitled to payment by an Affiliated Company on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence and (c) each hour for which back pay, irrespective of mitigation of damages, has been either awarded or agreed to by an Affiliated Company (to be credited as of the time to which the award or agreement pertains). No more than 501 Hours of Service shall be credited under (b) above for any single continuous period (whether or not in a single computation period) during which he performs no duties. Notwithstanding the foregoing, no Hours of Service shall be credited for an hour during which no duties are performed if such payment is made or due (1) under a plan maintained solely for the purpose of complying with workers' compensation, unemployment compensation or disability insurance laws or (2) solely to reimburse an Employee for medical or medically related expenses incurred by the Employee. The foregoing notwithstanding, an Employee shall be entitled to an Hour of Service for each hour for which he is paid pursuant to a disability benefit program or under personnel policies (other than severance pay policies) applicable to all Employees similarly situated. An Employee shall be credited with the number of hours determined under Labor Department Regulations Section 2530.200b-2(b) and (c). In no event will any Hours of Service be credited if they duplicate Hours of Service previously credited.

     "Leased Employee" shall mean any person (other than an employee of the recipient) who pursuant to an agreement between the recipient and any other person ("leasing organization") has performed services for the recipient (or for the recipient and related persons determined in accordance with section 414(n)(6) of the Code) on a substantially full-time basis for a period of at least one year, and such services are performed under the primary direction or control of the recipient employer. Contributions or benefits provided for a Leased Employee by the leasing organization which are attributable to services performed for the recipient employer shall be treated as provided by the recipient employer.

     A Leased Employee shall not be considered an employee of the recipient if: (a) such employee is covered by a money purchase pension plan providing: (i) a nonintegrated employer contribution rate of at least ten percent (10%) of compensation, as defined in section 415(c)(3) of the Code, but including amounts contributed by the Employer pursuant to a salary reduction agreement which are excludable from the employee's gross income under section 125, section 402(a)(8), section 402(h) or section 403(b) of the Code, (ii) immediate participation, and (iii) full and immediate vesting; and (b) Leased Employees do not constitute more than 20 percent (20%) of the recipient's nonhighly compensated workforce.

     "Matching Contributions" shall mean Company Matching
Contributions within the meaning of Code Section 401(m).

     "Matching Contribution Account" shall mean, with respect to a Participant or Former Participant, that portion of the trust fund that is attributable to (a) Company Matching Contributions, and (b) CEOP Transferred Account Balances, to the extent attributable to matching contributions made on behalf of the Participant.

     "Olin" shall mean Olin Corporation, a Virginia corporation, and its subsidiaries.

     "Olin Plan" shall mean the Olin Corporation Contributing Employee Ownership Plan.

     "Participant" shall mean any Eligible Employee who has become a Participant pursuant to Article II.

     "Participating Employer" shall mean the Company and any subsidiary or Affiliated Company which by action of the Board of Directors has been designated a Participating Employer herein and by action of the board of directors of the Subsidiary or Affiliated Company has adopted this Plan.

     As a condition of participation in the Plan, a Subsidiary or Affiliated Company shall be deemed to have authorized the Board of Directors and the Committee to act for it in all matters arising under or with respect to the Plan including the right of the Board of Directors to amend the Plan for all Participating Employers and shall comply with such other terms and conditions as may be imposed by the Board of Directors.

     "Period of Continuous Service" shall mean the sum of (a) and (b):

               (a) prior to the Effective Date, the Participant's
          "period of service" as determined for vesting purposes under the Olin Plan, if any; and

          (b) from the Effective Date, the aggregate period or periods beginning on the Effective Date, or the date on which the Participant is first credited with an Hour of Service (or his reemployment commencement date), if later, and ending on his next following Severance from Service Date.

     In addition, (i) if an individual incurs a Severance from Service Date as the result of a voluntary termination, discharge or retirement and he returns to service within 12 months of his Severance from Service Date, or (ii) if during an absence from service for any reason other than a voluntary termination, discharge or retirement, he incurs a Severance from Service Date as the result of a voluntary termination, discharge or retirement and he returns to service within 12 months of the date on which he was first absent from service, the period during which he is absent from service shall be included in his Period of Continuous Service.

     If an individual incurs a one-year Period of Severance, his Period of Continuous Service shall not include his service prior to such one-year Period of Severance if (a) the individual was not vested in any portion of his Company Contribution Account and the Period of Severance equalled or exceeded the greater of five years or his prior Period of Continuous Service or (b) the individual does not complete a one-year Period of Continuous Service after his reemployment commencement date. Under such rules and conditions which shall be uniform in their nature and application to all Participants similarly situated, a Period of Continuous Service may be credited by the Committee during a period of absence from service. Service with an Acquired Company shall be counted as part of a Participant's Period of Continuous Service if the Board of Directors so determines.

     In the event an individual who was a Leased Employee within the meaning of Section 414(n)(2) of the Code becomes an Eligible Employee and an Affiliated Company was the recipient of such individual's services as a Leased Employee, his prior employment as a Leased Employee shall be credited as part of his Period of Continuous Service.

     "Period of Severance" shall mean the period of time commencing on an individual's Severance from Service Date and ending on the date on which he again performs an Hour of Service.

     "Plan" shall mean the Primex Technologies, Inc. Retirement
Investment Management Experience Plan, including this plan document and any other agreement or Trust Agreement forming a part hereof, together with any and all amendments or supplements thereto.

     "Plan Year" shall mean the 12-month period from January 1 through December 31.

     "Primex Common Stock Fund" or "Company Common Stock Fund" shall mean the fund holding Common Stock of Primex Technologies, Inc.

     "Regulations" shall mean the regulations and other interpretive procedures and bulletins issued pursuant to ERISA.

     "Related Employer" shall mean, with respect to each Participating Employer, a corporation or other business organization during the period it is

          (a) a member with the Participating Employer of a controlled group of corporations (determined pursuant to Code Section
     414(b)),

          (b) a member with the Participating Employer of a group of trades or businesses under common control (determined pursuant to Code Section 414(c)),

          (c) a member with the Participating Employer of an affiliated service group (determined pursuant to Code Section 414(m)),

          (d) any other entity required to be aggregated with the Participating Employer pursuant to regulations issued under Code
     Section 414(o).

     "Required Beginning Date" shall mean April 1 of the calendar year following the later of the calendar year in which (i) the Participant reaches age 70 1/2 or (ii) retires; provided, however, that with respect to any Five Percent Shareholder, the "Required Beginning Date" shall be determined without regard to clause (ii) above.

     "Rollover Contributions" shall mean contributions made by a Participant pursuant to Section 3.06.

     "Severance from Service Date" shall mean the earlier of (a) the date the employee quits, is discharged, retires, or dies and (b) the first anniversary of the first date of a period in which an employee remains absent from service for any other reason. Notwithstanding the foregoing, if the employee has been granted a leave of absence or layoff and the date of termination of such leave or layoff occurs after the first anniversary of his absence from service under clause
(b) above, such termination date will be the Severance from Service
Date.

     In the event an employee is absent from service beyond the first anniversary of the first date of absence occurring as a result of the pregnancy of the employee, the birth of a child of the employee, the placement of a child with the employee by reason of adoption or for purposes of caring for a child of the employee immediately following the child's birth or adoption, a Severance from Service Date shall not occur until the second anniversary of the separation from service. The period between the first and second anniversary of the first date of such absence from service shall not count either as a Period of Continuous Service or a Period of Severance.

     "Spouse" shall mean the individual to whom a Participant is validly married, as evidenced by a marriage certificate issued in accordance with state law. Common law marriages shall not be recognized under the Plan, and no individual shall be or become entitled to benefits under this Plan solely on account of a common law marriage.

     "Tax Deferred Contribution Account" shall mean, with respect to any Participant or Former Participant, that portion of the trust fund that is attributable to (a) the Tax Deferred Contributions made on his behalf, and (b) CEOP Transferred Account Balances to the extent they are attributable to pre-tax contributions made on behalf of the Participant.

     "Tax Deferred Contributions" shall mean contributions made to the Plan on behalf of a Participant pursuant to Section 3.01.

     "Taxed Contribution Account" shall mean, with respect to any Participant or Former Participant, that portion of the trust fund that is attributable to (a) his Taxed Contributions, or (b) CEOP
Transferred Account Balances to the extent they are attributable to after-tax contributions made by the Participant.

     "Taxed Contributions" shall mean contributions made to the Plan by a Participant pursuant to Section 3.03.

     "Total and Permanent Disability" shall mean a disability arising from bodily injury or disease other than injury or disease which (a) was incurred, suffered or occurred while the employee was engaged in, or resulted from his having engaged in, a criminal enterprise, (b) was intentionally self-inflicted, or (c) arose out of service in the armed forces of any country, by reason of which the employee is totally incapacitated, mentally or physically, from the further performance of duty, which incapacity is likely to be permanent. A Participant who has been placed on a total and permanent disability allowance under any retirement plan of a Participating Employer or under a plan providing for long-term disability benefits maintained by a Participating Employer shall be deemed to have incurred a Total and Permanent Disability under the Plan.

     "Trust Agreement" shall mean the agreement or agreements between the Company and the Trustee, as amended from time to time, pursuant to which the Plan is funded.

     "Trustee" shall mean the trustee or trustees acting as such under the Trust Agreement or Trust Agreements in effect from time to time.

     "Valuation Date" shall mean with respect to all assets held under the Plan, the date of the applicable transaction or, if such date is not a business day, the next succeeding business day. In effecting a transaction, the Trustee shall give due regard to the trading volume of Primex Common Stock and may hold, or regulate, the timing of such transaction so as to minimize the effect on market price fluctuations of Primex Common Stock.

     "Year of Participation" shall mean any 12-month Period of Continuous Service, excluding in the case of a Participant who is not eligible to share in Company Retirement Contributions, a period during which an Eligible Employee had the opportunity to participate in the Tax Deferred and/or Taxed Contribution feature of the Plan but did not do so.

                              ARTICLE II

                             Participation

2.01. General Rule.

     (a) For Participation in the Tax Deferred and/or Taxed and Matching Contribution Features of Plan. Any Eligible Employee may become a Participant in the Tax Deferred and/or Taxed and Matching Contribution features of the Plan upon becoming employed by the Company and authorizing payroll contributions to commence as soon thereafter as administratively feasible. As of January 1, 1997, Employees covered by a collective bargaining agreement with the United Steelworkers of America, Local #15009A at the Marion, Illinois facility and Local #8018 at the St. Marks, Florida facility are eligible to participate in the 401(k) feature of the Plan and to receive related Matching Contributions but are not eligible to share in Company Retirement Contributions as provided in (b) below.

     (b) For Participation in the Company Age-Weighted and Other Discretionary Retirement Contribution Features of the Plan. Any Eligible Employee, who is a salaried or hourly nonbargaining employee, employed by the Company upon its spin-off from Olin Corporation, shall immediately participate in the Company Age-Weighted and other Discretionary Company Contribution features of the Plan. Thereafter, any other Eligible Employee who is a salaried or hourly nonbargaining employee shall commence participation in these features of the Plan as of his date of hire, re-hire or reinstatement in an eligible class of Employees. A Bargaining Unit Employee whose employment is covered by a collective bargaining agreement in which retirement benefits were the subject of negotiation shall not be eligible to participate hereunder unless the collective bargaining agreement expressly provides for such participation.

     2.02. Transfer In or Out of Eligible Class of Employees; Rehired Employees. In the event a Participant becomes ineligible to be a Participant in the Plan because he is no longer an Eligible Employee, such Employee shall resume his status as an active Participant under the Plan immediately upon his return to being an Eligible Employee. In the event an employee who is not an Eligible Employee becomes an Eligible Employee, he may commence participation in the Plan immediately upon becoming an Eligible Employee. If a rehired employee is an Eligible Employee at the time of his rehire, he shall become a Participant or resume his status as a Participant under the Plan immediately upon his rehire.


                              ARTICLE III

                             Contributions

     3.01. Tax Deferred Contributions.

          (a) Subject to the provisions of this Section 3.01 and
     Section 3.02, each Participant may elect to have his Compensation reduced by from 1% to 15% (in whole integers) during the period in which such Compensation is paid and have that amount contributed to the trust fund by his Participating Employer on his behalf. At any time, the

     Committee may reduce the rate of future Tax Deferred
     Contributions to be made on behalf of Highly Compensated
     Employees in order to satisfy the test described in Section 3.02. If the Compensation of a Participant is changed, the dollar amount of his Tax Deferred Contributions will automatically be changed so that the percentage elected is not changed.

          (b) In no event shall the Tax Deferred Contributions when added to any elective deferral contributions (within the meaning of Code Section 402(g)(3)) made on behalf of any Participant under any plan maintained by an Affiliated Company (or any formerly Affiliated Company, including Olin Corporation) for any calendar year exceed the maximum dollar amount as determined by the Commissioner of Internal Revenue pursuant to Code Section 402(g) for such calendar year. In the event the foregoing dollar limitation is exceeded for any calendar year, the excess Tax Deferred Contributions, plus the pro rata share of income and losses thereon, determined as of the distribution date in accordance with regulations issued by the Secretary of the Treasury, shall be distributed to the Participant on whose behalf such contribution was made by April 15 of the following calendar year.

          (c) A Participant eligible to have Tax Deferred Contributions made on his behalf may completely suspend the Tax Deferred Contributions made on his behalf at any time or may change the percentage reduction in his Compensation, provided, however, that such suspension or change shall take effect as soon as administratively feasible following receipt of such direction by the Plan Administrator.

          (d) Tax Deferred Contributions for any month will be paid by the Participant's Participating Employer to the trust fund as soon as such amount can reasonably be segregated, but in no event later than 15 business days following the close of the month in which such amounts are withheld by the Company.

     3.02. Limitation on Tax Deferred Contributions.

          (a) If the Tax Deferred Contributions (plus any elective deferrals within the meaning of Code ss.402(g)(3)) made on behalf of the Highly Compensated Employees for any Plan Year are in excess of the amount permitted under the following provisions for such Highly Compensated Employees, such excess contributions, plus the pro rata share of income and losses thereon determined as of the distribution date in accordance with regulations issued by the Secretary of the Treasury, shall be distributed to such Highly Compensated Employees by the end of the following Plan Year and, if possible, before the close of the first two and one-half months of the following Plan Year. Alternatively, with respect to such Plan Year, the Company may, in its discretion, make qualified non-elective and qualified matching contributions, as defined in Treas. Reg. ss.1.401(k)-1(g)(13), subject to the requirements for full vesting and the Code ss.401(k) withdrawal restrictions, as may be necessary for the following provisions of this section to be satisfied. Any qualified non-elective and qualified matching contributions treated as Tax Deferred Contributions for purposes of satisfying the provisions of this section shall not be taken into account for purposes of satisfying the average contribution percentage test of Code ss.401(m) as provided in
     Section 3.05 hereof.

          (b) All or a portion of the Tax Deferred Contributions for Highly Compensated Employees shall be deemed to be excessive for any Plan Year if the Actual Deferral Percentage for such Highly Compensated Employees exceeds the greater of (i) or (ii) below:

               (i) the product of the Actual Deferral Percentage for the preceding Plan Year of all Eligible Employees (other than Highly Compensated Employees) who are eligible to have Tax Deferred Contributions made on their behalf multiplied by 1.25, or

               (ii) the product of the Actual Deferral Percentage for the preceding Plan Year for all Eligible Employees (other than Highly Compensated Employees) who are eligible to have Tax Deferred Contributions made on their behalf multiplied by 2.0; provided, however, that the product described in this clause (ii) shall be limited to the sum of the Actual Deferral Percentage for all Eligible Employees (other than Highly Compensated Employees) plus two percentage points.

               At the election of the Company, the Actual Deferral Percentage test may be applied with respect to Nonhighly Compensated Employees by using the Actual Deferral Percentage for the then current Plan Year instead of the preceding Plan Year, provided that such election, once made, cannot be revoked except as provided by the Secretary of the Treasury. In the initial year of the Plan, the Actual Deferral Percentage of Non-Highly Compensated Employees shall be three percent (3%) or, if elected by the Company, shall be the Actual Deferral Percentage of Non-Highly Compensated Employees with respect to the Plan Year being tested.

          (c) In the event any portion of a Participant's Tax Deferred Contributions are distributed pursuant to Section 3.01(b) as a result of the dollar limit applicable to Tax Deferred Contributions pursuant to Code Section 402(g), (i) any excess contributions required to be distributed pursuant to Section 3.02(b) shall be reduced by the amount of such excess deferrals and (ii) such Participant's Actual Deferral Percentage shall be determined before such excess deferral is distributed; provided, however, that excess deferrals made on behalf of a Participant who is not a Highly Compensated Employee under a plan or plans maintained by the same employer shall be excluded in determining such employee's Actual Deferral Percentage.

          (d) Notwithstanding the foregoing, the Committee may, in its discretion, permit a Participant with excess contributions that would otherwise be distributed pursuant to Section 3.02(a), above, to elect to have all or part of such excess contribution recharacterized as a Taxed Contribution, provided, however, that
     (i) such recharacterization shall occur within 2 1/2 months after the close of the Plan Year to which the excess contribution relates; (ii) the recharacterized amounts shall be reported by the

     Company as includible in the Participant's taxable income as of the earliest date any Tax Deferred Contribution made on behalf of the Participant during the Plan Year would have been received by the Participant but for the Participant's election to defer;
     (iii) the recharacterized amount shall continue to be treated as a employer contribution for purposes of the deduction rules of Code ss.404, the annual additions limits of Code ss.415 and certain other purposes stated in Treas. Reg. ss.1.401(k)-1(f)(3)(ii); (iv) the recharacterized amounts shall continue to be subject to the distribution and nonforfeitability rules applicable to Tax Deferred Contributions; (v) the recharacterized amounts shall be taken into account for purposes of the average contribution percentage test of Code ss.401(m), as provided in Section 3.05 of the Plan; and (vi) the election to recharacterize shall be subject to such uniform, generally applicable administrative procedures as determined by the Committee.

          (e) The amount of Tax Deferred Contributions to be distributed pursuant to paragraph (a) above shall be determined by reducing the maximum amount of Tax Deferred Contributions contributed on behalf of Highly Compensated Employees to the percentage that would cause the test described in Section 3.02(b) to be satisfied if each Highly Compensated Employee who designated a percentage greater than such adjusted maximum percentage had instead designated such percentage. The Actual Deferral Percentage for each Highly Compensated Employee shall be the lesser of the percentage otherwise applicable or the adjusted maximum percentage determined under this subparagraph.

     In the event a Participant's Tax Deferred Contributions are distributed to the Participant as a result of being in excess of the dollar limitation applicable to such contributions or pursuant to this
Section 3.02, the related Company Matching Contribution plus the pro rata share of income and losses thereon, determined in accordance with regulations issued by the Secretary of the Treasury, shall be forfeited by the Participant to the extent that such amount is not vested.

     The Actual Deferral Percentage for any Highly Compensated Employee for any Plan Year who is eligible to have pre-tax contributions allocated to his account under one or more plans described in Code Section 401(k) maintained by an Affiliated Company in addition to this Plan shall be determined as if all such contributions were made to this Plan. In the event this Plan must be combined with one or more plans (other than any employee stock ownership plan described in Code Section 4975(e)(7)) in order to satisfy the requirements of Sections 401(a)(4) or 410(b) of the Code (other than the average benefits test described in Code Section 401(b)(2)(A)(ii)), then all cash or deferred arrangements that are included in such plans shall be treated as a single arrangement for purposes of this Section 3.02.

     3.03.  Taxed Contributions.

          (a) Subject to the provisions of Section 3.05, a Participant may elect to contribute Taxed Contributions to the trust fund by authorizing payroll deductions of from 1% to 18% (in whole integers) of his Compensation, provided, however, that a Participant's

     Taxed Contributions may not exceed the difference between (i) 18% of his Compensation and (ii) the percentage of his Compensation contributed as a Tax Deferred Contribution. At any time, the Committee may reduce the rate of future Taxed Contributions to be made by Highly Compensated Employees in order to satisfy the test described in Section 3.05. If the Compensation of a Participant is changed, the dollar amount of his Taxed Contributions will automatically be changed so that the percentage elected is not changed.

               (b) A Participant may suspend Taxed Contributions to the Plan or may change the percentage of his Taxed
          Contributions; provided, however, such suspension or change shall take effect as soon as administratively feasible following receipt of such direction by the Plan
          Administrator.

          (c) Taxed Contributions for any month will be paid by the Participant's Participating Employer to the trust fund as soon as such amount can reasonably be segregated, but in no event later than 15 business days following the close of the month in which such amounts are received or withheld by the Company.

     3.04.  Matching Contributions and Discretionary Contributions.

          (a) The Participating Employers shall contribute at least annually an amount in cash or Company Common Stock sufficient to make the matching contributions provided for in Section 4.02 for all Participants so eligible.

          (b) The Participating Employers shall, in their discretion, make additional contributions to the Plan with respect to each Plan Year to be allocated to all nonbargaining Participants. Company Retirement Contributions shall be allocated in accordance with the age-weighted formula set forth in Section 4.03. Any additional Discretionary Company Contributions shall be allocated in accordance with Section 4.04. The Company may also make certain qualified contributions (to enable the Plan to satisfy the Average Deferral Percentage Test and the Actual Contribution Percentage Test) described in Sections 3.02 and 3.05 hereof, respectively, or to satisfy the Top-Heavy Minimum Contribution required by Appendix A-1.

     3.05. Limitation on Taxed Contributions and Matching
Contributions.

          (a) If the aggregate of Taxed Contributions and Company Matching Contributions allocated to the Highly Compensated Employees for any Plan Year are in excess of the amount permitted under the following provisions for such Highly Compensated Employees, such excess amounts plus the pro rata share of income and losses thereon, determined as of the distribution date in accordance with regulations issued by the Secretary of the Treasury, shall be forfeited to the extent not vested and to the extent vested shall be distributed by the end of the following Plan Year and, if possible, before the close of the first two and one-half months of the following Plan Year. Alternatively, with respect to such Plan Year, the Company may, in its discretion, make qualified non-elective contributions, as defined in Treas. Reg. ss.1.401(m)-1(f)(15), subject to the requirements for full vesting and the Code ss.401(k) withdrawal restrictions, as may be necessary for the following provisions of this section to be satisfied. Any qualified non-elective contributions treated as Taxed Contributions for purposes of satisfying the provisions of this section shall not be taken into account for purposes of satisfying the average deferral percentage test of Code ss.401(k) as provided in Section
     3.02 hereof.

          (b) All or a portion of the aggregate of Taxed Contributions and Company Matching Contributions allocated to Highly Compensated Employees shall be deemed to be excessive for any Plan Year if the Actual Contribution Percentage for such Highly Compensated Employees exceeds the greater of (i) or (ii) below:

               (i) the product of the Actual Contribution Percentage for the preceding Plan Year of all Eligible Employees other than Highly Compensated Employees multiplied by 1.25, or

               (ii) the product of the Actual Contribution Percentage for the preceding Plan Year of all Eligible Employees other than Highly Compensated Employees multiplied by 2.0; provided, however, that the product described in this clause
          (ii) shall be limited to the sum of the Actual Contribution Percentage for all Eligible Employees other than Highly Compensated Employees plus two percentage points.

     In the event the test described in Section 3.02(b) is satisfied using the "2.0/two point" test described in Section 3.02(b)(ii), the Actual Contribution Percentage described in this Section 3.05(b) for Highly Compensated Employees shall be reduced to the extent necessary to satisfy the aggregate limit described in the following sentence. The aggregate limit shall equal whichever of
     (A) or (B) is greater:

               (A) the sum of (i) 1.25 multiplied by the greater of the Actual Contribution Percentage or the Actual Deferral Percentage for the preceding Plan Year for all Eligible Employees other than Highly Compensated Employees plus (ii) the lesser of the Actual Contribution Percentage or the Actual Deferral Percentage for the preceding Plan Year for all Eligible Employees other than Highly Compensated Employees plus two percentage points; provided, however, that the amount determined under this clause (ii) may not exceed the product of 2.0 multiplied by the lesser of the Actual Contribution Percentage or the Actual Deferral Percentage for the preceding Plan Year for all Eligible Employees other than Highly Compensated Employees; or

               (B) the sum of (i) 1.25 multiplied by the lesser of the Actual Contribution Percentage or the Actual Deferral Percentage for the preceding Plan Year for all Eligible Employees other than Highly Compensated Employees plus (ii) the greater of the Actual Contribution Percentage or the Actual Deferral Percentage for the preceding Plan Year for all Eligible Employees other than Highly Compensated Employees plus two percentage points; provided, however, that the amount determined under this clause (ii) may not exceed the product of 2.0 multiplied by the greater of the Actual Contribution Percentage or the Actual Deferral Percentage for the preceding Plan Year for all Eligible Employees other than Highly Compensated Employees.

               At the election of the Company, the Actual Contribution Percentage test may be applied with respect to Nonhighly Compensated Employees by using the Actual Contribution Percentage for the then current Plan Year instead of the preceding Plan Year, provided that such election, once made, cannot be revoked except as provided by the Secretary of the Treasury. In the initial year of the Plan, the Actual Contribution Percentage of Nonhighly Compensated Employees shall be three percent (3%) or, if elected by the Company, shall be the Actual Contribution Percentage of Non-Highly Compensated Employees with respect to the Plan Year being tested.

          (c) An Eligible Employee's Actual Contribution Percentage shall be determined after a Participant's excess Tax Deferred Contributions are distributed to the Participant and the related Company Matching Contributions are forfeited by the Participant. The amount to be distributed or forfeited under this Section 3.05(a) shall be determined by reducing the maximum amount of the aggregate of Taxed Contributions and Company Matching Contributions for Highly Compensated Employees to the percentage that would cause the test described in Section 3.05(b) to be satisfied if each Highly Compensated Employee's Actual Contribution Percentage was reduced to such percentage. The Actual Contribution Percentage for each Highly Compensated Employee shall be the lesser of the percentage otherwise applicable or the adjusted maximum percentage determined under this subparagraph. To the extent possible, a Highly Compensated Employee's Actual Contribution Percentage shall be reduced by distributing Taxed Contributions.

     The Actual Contribution Percentage for any Highly Compensated Employee for any Plan Year who is eligible to have matching or employee contributions allocated to his account under one or more plans maintained by an Affiliated Company (other than an employee stock ownership plan described in Code Section 4975(e)(7)) in addition to this Plan shall be determined as if all such contributions were made to this Plan. In the event this Plan must be combined with one or more plans (other than an employee stock ownership plan described in Code Section 4975(e)(7)) in order to satisfy the requirements of
Section 401(a)(4) or 410(b) of the Code (other than the average benefits test described in Code Section 410(b)(2)(A)(ii)), all matching and employee contributions under such employee stock ownership plans shall be treated as made under a single arrangement for purposes of this Section 3.05.

     3.06. Rollover Contributions. An Eligible Employee may make a Rollover Contribution to the Plan in an amount equal to all or part of a previous distribution from a plan that, at the time of the distribution, met the requirements of section 401(a) of the Code. The Rollover Contribution must:

          (a) Be made in cash within 60 days after its receipt by the Eligible Employee either from a qualified plan or an individual retirement account that meets the requirements of section 408 of the Code; or

          (b) Be transferred to this Plan in a direct rollover as described in section 401(a)(31) of the Code.

     A Rollover Contribution shall be permitted only if the Eligible Employee establishes to the Company's satisfaction that (i) the Rollover Contribution does not include any employee after tax contributions and includes no assets other than those attributable to employer contributions, earnings on employer contributions and earnings on employee contributions under plans qualified under section 401(a) of the Code; and (ii) the Rollover Contribution otherwise is an eligible rollover distribution as defined in section 402(c)(4) of the Code. The Rollover Contribution shall be credited to the Eligible Employee's separate Rollover Contribution Account and shall be invested as provided in Section 5.03. The Eligible Employee's Rollover Contribution Account shall be 100% vested and nonforfeitable at all times.

     3.07. Prior Plan Transfers. Subject to the approval of the Board of Directors, amounts may be transferred, at such times as the Committee may determine, directly to the Plan from the Olin Plan or another plan qualified under Section 401(a) of the Code, provided that such plan is not either a defined benefit plan described in Section 414(j) of the Code or a defined contribution plan described in Section 414(i) of the Code that is subject to the minimum funding standards contained in Section 412 of the Code. Such amounts shall be credited to a Participant's Company Contribution Account to the extent they are attributable to employer contributions made on the Participant's behalf, to his Tax Deferred Contribution Account to the extent that they are attributable to pre-tax contributions made under a plan that satisfies the requirements of

Section 401(k) of the Code and to his Taxed Contribution Account to the extent that they are attributable to after-tax contributions made by the Participant.

     All balances transferred from the Olin Plan to this Plan shall be fully vested. Such balances shall be invested, at the election of the Participant, in the Funds described in Article V, provided, however, that (i) dividends on Olin Common Stock Fund balances shall be invested solely in the Primex Common Stock Fund, (ii) dividends on the Primex Common Stock transferred directly to this Plan shall be reinvested in Primex Common Stock, and (iii) Olin Common Stock Fund balances attributable to prior contribution by Olin may be transferred and reinvested only in the Primex Common Stock Fund Account. All amounts so transferred shall be held and distributed in accordance with the terms of this Plan and may not be freely withdrawn as a Rollover Contribution.

3.08.  Annual Additions Limitations.

          (a) Notwithstanding any other provision of this Plan, the sum of the annual additions (as hereinafter defined) to a Participant's Account for a Plan Year (which shall be the limitation year) shall not exceed the lesser of (i) $30,000 (or, if greater, 25% of the defined benefit dollar limitation in effect under Section 415(b)(1)(A) of the Code for the calendar year in which the Plan Year ends), or (ii) 25% of the Participant's compensation (as defined in Code Section 415(c)(3)) for such Plan Year from all Affiliated Companies.

          (b) Annual additions to a Participant's Account for a Plan Year shall be the sum of:

               (i) such Participant's Tax Deferred Contributions and Taxed Contributions for such Plan Year;

               (ii) any Company Matching Contributions, Company
          Retirement Contributions or other discretionary contributions allocated to the Participant's Company
          Contribution Account for such Plan Year; and

               (iii) the value of any forfeiture that is credited to the Participant's Account pursuant to Section 12.02(b).

          (c) In the event that it is determined that the annual additions to a Participant's Account for any Plan Year would be in excess of the limitations contained herein, such annual additions shall be reduced to the extent necessary to bring such annual additions within the limitations contained in this Section
     3.08. The Participant's allocable share of contributions for such Plan Year shall be reduced and reallocated to the other Participants in the Plan, in the proportion that the Compensation of each other Participant bears to the total Compensation for all such other Participants for such Plan Year, subject, however, to the limitations contained in this Section 3.08.

     In the event that any Participant of the Plan is also a participant in any defined benefit plan maintained by an Affiliated Company, it is intended that the benefits under such defined benefit plan shall be reduced prior to the application of the limitations contained in Section 3.08(a) to the annual additions to such Participant's Account under this Plan to the extent necessary to satisfy the requirements of Section 415(e) of the Code.

     3.09. Limit on Deductibility of Contributions. The sum of the contributions made pursuant to Sections 3.01, 3.03, and 3.04 of the Plan shall not exceed the amount deductible for federal income tax purposes, that amount currently being fifteen percent (15%) of the total Compensation of Participants with respect to the fiscal year of the Company for which such Contributions are made.


                              ARTICLE IV

                 Allocations to Participants' Accounts

     4.01. Tax Deferred Contributions and Taxed Contributions. Tax Deferred Contributions (plus any other elective deferrals within the meaning of Code ss.402(g)(3)) and Taxed Contributions made on behalf of or by a Participant shall be allocated to his Tax Deferred Contribution Account or Taxed Contribution Account, as appropriate, as soon as practicable after such contributions are transferred to the trust fund established under the Plan.

4.02. Company Matching Contributions. For each Plan Year, each Participating Employer shall contribute to the Plan on behalf of each Participant in its employ a Company Matching Contribution in cash or Common Stock equal to $.50 for each $1.00 contributed on behalf of or by a Participant as a Tax Deferred Contribution or Taxed Contribution for each month within such Plan Year; provided, however, that the total amount of contributions used to determine the amount of the Company Matching Contribution for any Participant may not exceed 6% of his Compensation within such month. Notwithstanding the preceding sentence, the Board of Directors on behalf of all Participating Employers or any specific Participating Employer or the board of directors of any Participating Employer on behalf of such Participating Employer may elect prior to the beginning of any Plan Year to provide a different rate of Company Matching Contribution or no Company Matching Contributions for all or any group of Participants in its employ for such Plan Year and/or may elect to increase or decrease such rate of Company Matching Contribution effective as of the first day of the calendar quarter following approval by such board of directors of such increase or decrease. In no event will any Tax Deferred Contributions or Taxed Contributions be matched at greater than a 100% rate. In the event that a Participant's matched Tax Deferred Contributions or Taxed Contributions are distributed or returned to the Participant pursuant to Sections 3.01, 3.02 or 3.05, the related Company Matching Contributions (and earnings thereon) shall be forfeited by the Participant.

     4.03. Age-Weighted Profit Sharing Allocations. The Company's Retirement Contributions made under Section 3.04(b) shall be allocated to eligible nonbargaining Participants based upon the age bracket in which the Participant's attained age on their last birthday falls as of the first day of the Plan Year with respect to which the contribution is being made in accordance with the following formula:

  Participant's      Company Retirement              Plus Percentage of
  Age as of          Contribution As A               Participant's Compensation
  January 1 of       Percentage of Participant's     Over Social Security
  Each Year          Compensation                    Wage Base (SSWB)

  Younger than 30          1.0%                              1.0%
       30-34               1.4%                              1.4%
       35-39               1.8%                              1.8%
       40-44               2.4%                              2.4%
       45-49               3.7%                              3.2%
       50-54               4.7%                              4.6%
       55-59               6.2%                              4.6%
       60 and over         7.7%                              4.6%


     4.04. Additional Discretionary Profit Sharing Contributions. Any additional discretionary profit sharing contribution that the Board elects to make with respect to a Plan Year shall be allocated to eligible nonbargaining Participants in the proportion that their Compensation for such year bears to the aggregate Compensation of all Participants with respect to such year.

     4.05. Additional Contributions for Top-Heavy Minimum. In the event that the Plan is top-heavy for a particular Plan Year as determined in accordance with Appendix A-1, then Participating
Employers shall make supplemental contributions for each Participant who is a Non-Key Employee to the extent necessary to increase the sum of the allocations made under

Sections 4.02 and 4.03 of the Plan to be equal to the minimum allocation provided in Appendix A-1.


                               ARTICLE V

                      Investment of Contributions

     5.01. Participant Direction of Accounts. The Committee is authorized and directed to maintain a program, to be administered in a uniform and non-discriminatory manner, whereby a Participant or, in the event of a Participant's death, a Beneficiary may direct the investment of the Participant's Account to the extent such Account is attributable to amounts other than Company Matching Allocations (the investment of which shall be governed by Section 5.02). By virtue of such Participant-directed investments, the Plan is intended to constitute a plan described in section 404(c) of ERISA and the final regulations issued thereunder. As such, the fiduciaries of the Plan may be relieved of liability for any losses which are the direct and necessary result of investment instructions given by a Participant (or Beneficiary). A Participant (or Beneficiary) shall not be deemed to be a plan fiduciary, however, by reason of the exercise of control over the investment of his Account.

     In the absence of a Participant directed investment program, or, if such program exists but the Committee has not received specific investment directions by a Participant (or Beneficiary, as the case may be), the Committee shall direct the Trustee to invest all such Participant Accounts as the Committee may from time to time deem appropriate. In the case of Company Retirement Contributions for which no Participant investment direction has been received, the Committee has authorized the Trustee to invest such amounts in the Balanced Fund. Participant (or Beneficiary) investment direction over Accounts shall be subject to such rules and regulations as to the timing and frequency of investment changes, limitations, allocations of expenses and other aspects of Plan administration as the Committee may from time to time establish in writing.

     The Company may change the types of investments offered, and may add or delete any particular investment option by resolution of its Board of Directors or of the Committee if so authorized by the Board. In any investment fund, the Trustee may temporarily hold cash and make short-term investments in obligations of the U.S. government, commercial paper, an interim investment fund for tax-qualified employee benefit plans, or other investments of a short-term nature. The decision to invest in any particular investment option shall be the sole responsibility of each Participant (or Beneficiary, as the case may be). The Trustee, the Committee, any Participating Employer, or any of its directors, officers or employees are not empowered to advise a Participant (or Beneficiary) as to the manner in which his Account shall be invested. The fact that a security is available to Participants for investment under the Plan shall not be construed as a recommendation for the purchase of that security, nor shall the designation of any option impose any liability on any Participating Employer, its directors, officers or employees, the Trustee or the Committee.

     5.02. Investments in Company Stock. Notwithstanding Section 5.01, above, the Committee shall maintain as an investment option a Common Stock Fund (i.e., a Fund invested primarily in shares of Common Stock) known as the Primex Common Stock Fund. All Company Matching Contributions shall be invested in the Primex Common Stock Fund. All Primex Common Stock received as a result of the spin-off of Primex Technologies, Inc. from Olin Corporation which is transferred to this Plan as part of the CEOP Transferred Account Balances shall be invested in the Primex Common Stock Fund. All dividends, distributions, gain or income attributable to Primex Technologies, Inc. Common Stock shall be reinvested in the Primex Common Stock Fund. That portion of the Olin Common Stock Fund Balances that are attributable to prior contributions by Olin and that are transferred as part of the CEOP Transferred Account Balances may, at the election of the Participant, be retained in Olin Common Stock or may be reinvested only in the Primex Common Stock Fund. All dividends issued with respect to shares of Olin Common Stock that is part of the CEOP Transferred Account Balances shall be reinvested in the Primex Common Stock Fund.

     Stock for the Primex Common Stock Fund shall be purchased by the Trustee regularly on the open market, by the exercise of stock rights, or by private purchase (including purchases by the Trustee from other Participants, Former Participants, and, to the extent permitted by applicable law, the Olin Plan); provided, however, that, at the option and direction of the Company, treasury stock or newly issued shares of Common Stock previously authorized and unissued may be contributed to the Trustee.

     5.03. Participant-Directed Investment of Tax-Deferred, Taxed, Rollover and Company Retirement Contribution Account. Except as otherwise expressly provided in Section 5.02 of this Plan, a Participant may invest, or reinvest, all or any portion of his Tax-Deferred Contribution Account, Taxed Contribution Account, Rollover Contribution Account and Company Retirement Contribution Account, including the portion of such balance attributable both to the Company's Age-Weighted and other Discretionary Contributions, in one or more of the funds to which contributions are permitted (including the Company Common Stock Fund) in whole percentages selected by the Participant. Company Matching Contribution Accounts and Primex Common Stock held in CEOP Transferred Account Balances (and dividends thereon) shall remain invested in Primex Common Stock.

     5.04. Special Distribution Account. In the case of a distribution of stock and/or securities of a controlled corporation of the Company received on, or with respect to, the Common Stock as part of a spin-off, split-off, split-up or other similar reorganization resulting in a corporate separation, the Trustee will retain such stock and cause to be credited to a "Special Stock Account" established for each Participant to record his proportionate number of shares of such stock as determined by the Trustee on the basis of the number of shares of Common Stock in such Participant's account in the Common Stock Fund on the record date of the distribution, or, if a Participant so elects in writing after the effective date of such distribution, the Trustee shall sell such stock on his behalf and reinvest the proceeds thereof in Common Stock for his Common Stock Fund account. In any event, however, the Trustee shall sell all other securities received as part of such distribution, and reinvest the proceeds thereof in Common Stock for the Participants' Common Stock Fund accounts.

     In the event any securities of a previously controlled corporation of the Company credited to a Participant's Special Stock Account shall thereafter, pursuant to a merger, consolidation or other reorganization involving the previously controlled corporation, be changed into, or become exchangeable for, securities of another corporation and/or cash, the Trustee will retain the securities of such other corporation and cause the same to be credited to such Special Stock Account. If shareholders of the previously controlled corporation shall be offered an election by such other corporation as to the securities and/or cash they may receive in such merger, consolidation or other reorganization, the Trustee will provide a similar election to each Participant, provided that if a Participant fails to exercise any such election afforded by the Trustee within the period of time required by the Trustee, then such election may be made by the Trustee on such basis as it deems appropriate. In the event securities in a Special Stock Account shall be the subject of a tender offer for cash and/or an exchange offer for securities of another corporation, the Trustee may accept such tender or exchange offer with respect to a Participant only if the Trustee has been authorized to do so by such Participant within the period of time required by the Trustee. The Trustee will retain any securities of such other corporation received in an exchange offer and cause the same to be credited to such Special Stock Account. In the event that the securities of such other corporation shall carry the right of conversion into other securities, such right may be exercised only at the election of the Participant and shall not be a responsibility of the Trustee. Upon any such conversion, such other securities shall be credited to the Participant's Special Stock Account.

     All cash received by the Trustee in such merger, consolidation or other reorganization, or in such tender offer, or as a result of any securities received as part of such merger, consolidation or other reorganization and all dividends and other distributions on securities held in a Special Stock Account, shall, except as stated above, be invested in the Common Stock Fund.


                              ARTICLE VI

                                Vesting

     6.01. Vesting of Tax Deferred Contribution and Taxed Contribution Accounts. Each Participant's or Former Participant's Tax Deferred
Contribution Account, Taxed Contribution Account and Rollover
Contribution Account (including any earnings on such contributions) shall be fully vested at all times.

     6.02. Vesting of Company Contribution Accounts.

          (a) Each Participant whose employment is transferred to the Company in connection with the spin-off of the Company from Olin Corporation shall at all times be fully vested in (i) his CEOP Transferred Account Balance attributable to Olin Corporation, (ii) his Company Matching Contribution Account, and (iii) his Company Retirement Contribution Account under this Plan.

          (b) The Company Matching and Company Retirement Contribution Accounts of each Participant who is not a Bargaining Unit
     Employee and is not described in (a), above, shall be vested in accordance with the following schedule:

          Years of Participation             Vested Percentage

                0-1 year                             0%
             2 or more years                        100%


          (c) Notwithstanding the foregoing vesting schedule, the Company Matching and Company Retirement Contribution Accounts of a Participant shall be fully vested and nonforfeitable upon a Participant's death, attainment of age 65, retirement due to a Total and Permanent Disability, or retirement after attaining his Early Retirement Date.

     6.03 Vesting of Amounts Rolled Over or Transferred from Other Plans. Notwithstanding anything contained in the Plan to the contrary, each Participant's or Former Participant's Rollover Contribution Account or CEOP Transferred Account Balance shall be fully vested at all times.

     6.04. Forfeitures. The unvested portion of a Former Participant's Account shall be forfeited upon his Severance from Service Date and shall be applied to reduce future contributions required of the Company and other Participating Employers. In the event that a Former Participant is reemployed by a Participating Employer prior to incurring a five-year Period of Severance, the amount which was forfeited shall be restored to his credit either out of forfeitures arising during his year of reemployment or from additional Company Contributions.


                              ARTICLE VII

            Withdrawals Prior to Termination of Employment

     7.01. Priority for Withdrawals. No withdrawals from a Participant's Company Retirement Contribution Account may be made at any time prior to a Participant's termination of service from the Company and all Affiliated Employers, death, retirement, or retirement from the Company and all Affiliated Employers due to a Total and Permanent Disability. With respect to a Participant's other Accounts, withdrawals by Participants or Former Participants (including those who are on an authorized leave of absence or on layoff status) prior to termination of employment may be made as provided in this Section in the following order of priority from:

          (a) First, the principal amount of his unmatched Taxed
     Contributions made prior to 1987 under the Olin Plan;

          (b) Second, the principal amount of his matched Taxed
     Contributions made prior to 1987 under the Olin Plan;

          (c) Third, the principal amount of his unmatched Taxed
     Contributions made after 1986 (whether under the Olin Plan or this Plan) and earnings attributable to unmatched Taxed
     Contributions (whether or not made after 1986);

          (d) Fourth, the principal amount of his matched Taxed
     Contributions made after 1986 (whether under this Plan or the Olin Plan or this Plan) and earnings attributable to matched
     Taxed Contributions (whether or not made after 1986);

          (e) Fifth, the Participant's Rollover Contribution Account, if any;

          (f) Sixth, amounts in his Company Matching Contribution Account, to the extent vested; provided, however, that no amount in his Company Contribution Account may be withdrawn by a Participant who has been a Participant for fewer than five years (including years of participation in the Olin Plan) unless such amounts are attributable to allocations made more than two years before the date of the withdrawal;

          (g) Seventh, in the case of a Participant who has attained age 59-1/2, all or any portion of his Tax Deferred Contribution Account; and

          (h) Eighth, in the event of financial hardship as defined in
     Section 7.03(b), all or any portion of his Tax Deferred
     Contribution Account excluding any earnings credited on his Tax Deferred Contributions after December 31, 1988, (whether the Olin Plan or this Plan) subject to the conditions described in Section 7.03(c).

No withdrawal may be made under any subsection above unless all amounts that may be withdrawn under all preceding subsections have been withdrawn. A withdrawal will be effective as of the Valuation Date immediately following receipt by the Plan Administrator of the Participant's request for withdrawal based on the Current Market Value. The amount to be withdrawn shall be based on the Current Market Value of the Funds determined as of the Valuation Date coinciding with or immediately following the submission of the withdrawal request. Such distribution shall be made in cash, provided that a Participant may elect to be paid his Primex Common Stock Fund Account or Olin Common Stock Fund Account in Primex or Olin Common Stock, respectively.

     Notwithstanding the foregoing, if the Plan receives written notice of a contemplated divorce or qualified domestic relations order or receives a domestic relations order, no withdrawals shall be permitted from the Participant's account except as provided in Section 9.07.

     In accordance with procedures established by the Committee and to the extent required by law, a Participant who is eligible to receive a withdrawal may elect to have such withdrawal paid directly into an individual retirement account, individual retirement annuity or a qualified trust, provided that in the case of a rollover to a qualified trust, the terms of the related plan permit the acceptance of such distribution.

     7.02. Penalties for General Withdrawals. With respect to
Participants who have not reached age 50, the following provisions shall apply:

          (a) A Participant may withdraw any amount up to the sum of the principal amount of his unmatched Taxed Contributions and his Rollover Contribution Account once during a Plan Year without the penalty of suspension;

          (b) If a Participant who has made a withdrawal pursuant to paragraph (a) above during a Plan Year makes a second withdrawal from his Account during such Plan Year, whether or not the withdrawal is in excess of the amount that may be withdrawn pursuant to (a) above (other than for hardship as described in Section 7.03), he shall be suspended from having Tax Deferred Contributions made on his behalf and from making Taxed Contributions for a period of one year from the date of the withdrawal.

          (c) If a Participant makes a withdrawal of amounts in excess of the sum of the principal amount of his unmatched Taxed Contributions and Rollover Contribution Account at any time (other than for hardship as described in Section 7.03), he shall be suspended from having Tax Deferred Contributions made on his behalf and from making Taxed Contributions for a period of one year from the date of the withdrawal.

     7.03.  Hardship Withdrawals.

          (a) A withdrawal for hardship described in Section 7.01(g) will only be granted if the withdrawal is for one of the reasons specified in paragraph (b) below and the requirements described in paragraph (c) below are satisfied.

          (b) For purposes of this Section 7.03, hardship means an immediate and heavy need to draw on financial resources to meet obligations incurred or to be incurred with respect to: (i) uninsured medical expenses (as defined in Code Section 213(d)) incurred or to be incurred by the Participant, his Spouse or dependent (as defined in Code Section 152); (ii) costs directly related to the purchase of a principal residence (excluding mortgage payments) of the Participant; (iii) the payment of tuition and related educational fees for the next 12 months of post-secondary education for the Participant, his Spouse, children or dependents; (iv) the prevention of the eviction of the Participant from his principal residence or to prevent foreclosure on the mortgage of his principal residence; or (v) other extraordinary expenses as determined by the Committee. Hardship shall also include any other expenses determined by the Secretary of the Treasury to constitute a deemed immediate and heavy financial need.

          (c) A withdrawal for hardship must be necessary to satisfy an immediate and heavy financial need of the Participant. The Committee, in its discretion, shall determine if the withdrawal is necessary to satisfy the Participant's financial need based on the application of the criteria described in Treas. Reg.
     Section 1.401(k)-1(d)(2)(iii) to the applicable facts and circumstances.

     A withdrawal which satisfies the following conditions shall be deemed to be necessary to satisfy a Participant's immediate and heavy financial need: (i) the withdrawal may not exceed the amount needed to satisfy the Participant's immediate financial need created by the hardship (including any taxes or penalties reasonably anticipated to result from the hardship withdrawal); (ii) the Participant must have obtained all distributions (including hardship distributions under other plans) and all nontaxable loans under all plans maintained by an Affiliated Company; (iii) he shall be suspended from having before-tax contributions made on his behalf and from making after-tax contributions under this Plan or any other plan (other than a welfare plan or a plan described in Section 125 of the Code that provides welfare benefits) maintained by an Affiliated Company until the expiration of the 12-month period immediately following the receipt of the withdrawal; and (iv) the maximum dollar amount of the Participant's Tax Deferred Contributions for the Plan Year immediately following the Plan Year in which the hardship withdrawal occurs shall be reduced by the Participant's Tax Deferred Contributions for the Plan Year in which the hardship withdrawal occurs.

     7.04. Effect of Suspension. Any Participant who was suspended from making Pre- Tax or Taxed Contributions under the terms of the Olin Plan similarly shall be suspended therefrom under this Plan for the remainder of the suspension period originally imposed by the Olin Plan. Any Participant who is suspended pursuant to Sections 7.02 or 7.03, as well as any Participant whose suspension period is being carried over from the Olin Plan, will continue to be considered an Eligible Employee for purposes of applying the limitations of Sections 3.02 and 3.05, will be eligible to receive any Company Matching Contributions and Company Retirement Contributions made during the period of suspension (if otherwise eligible) and will continue to be credited with Years of Service during his continued employment although no Tax Deferred Contributions or Taxed Contributions will be made on his behalf for the period of suspension.

     7.05. Limitation on Withdrawals for Participants with Outstanding Loans. A Participant with an outstanding loan pursuant to Article VIII may request a withdrawal pursuant to this Article VII; provided, however, that such withdrawal shall be limited so that the value of the vested portion of his Account is not reduced below 200% of the balance of his outstanding loan as of the date of the withdrawal.


                             ARTICLE VIII

                Loans to Participants and Beneficiaries

     8.01. Loan Program. The Committee is authorized in its sole discretion to establish and maintain a loan program in accordance with
Section 408(b)(1) of ERISA and related regulations and consistent with the provisions of this Article VIII. Only Eligible Employees and Participants (i.e., an individual who is a Party in Interest as defined in Section (3)(14) of ERISA, hereinafter collectively referred to as "Eligible Borrowers") shall be eligible to participate in the loan program. Loans shall be processed and made in accordance with rules and procedures from time to time adopted by the Committee in its discretion. Such rules and procedures shall be in a written document and are hereby incorporated herein by reference.

     8.02. General Rules. Any Eligible Borrower with a vested interest in an Account under the Plan may make an application to the Committee (or its delegate) for a loan; expressly provided, however, that no loan may be made from a Participant's Company Retirement Contributions Account. Loan applications shall be approved or denied by the Committee (or its delegate) within a reasonable period of time after receipt. Loans shall be made available to all Eligible Borrowers on a uniform and reasonably equivalent basis, without regard to an individual's race, color, religion, sex, age or national origin. In reviewing a loan application, only those factors which would be considered in a normal commercial setting by an entity in the business of making similar types of loans may be considered. Such factors may include the Eligible Borrower's creditworthiness and financial need. If approved, the Committee (or its delegate) shall direct the Trustee to make a loan to the Eligible Borrower. Any loan made to a Eligible Borrower shall be treated as a segregated investment of a portion of the Eligible Borrower's Account. Notwithstanding the foregoing, if the Plan receives written notice of a contemplated divorce or QDRO or receives a domestic relations order, no loans shall be permitted from the Participant's Account except as provided in Section 9.07(c).

     8.03. Amount. Loans shall be made in amounts approved by the Committee in its discretion. No loan shall be for less than Five Hundred Dollars ($500) and no loan shall be made from that portion of a Participant's Account that is attributable to Company Retirement Contributions. No loan when added to the outstanding balance of all other loans from the Plan to the Eligible Borrower shall exceed the lesser of:

          (1) Fifty Thousand Dollars ($50,000), reduced by the excess (if any) of the highest outstanding balance of loans from the Plan to the Eligible Borrower during the one-year period ending on the day before the date the loan is made, over the outstanding balance of loans from the Plan to the Eligible Borrower on the date the loan is made, or

          (2) one-half (1/2) of the Eligible Borrower's vested Account Balance (excluding that portion of his Account that is attributable to Company Retirement Contributions) as of the valuation date coincident with or immediately preceding the date of the loan.

Notwithstanding the foregoing dollar limitation, loans of up to a total amount of Ten Thousand Dollars ($10,000) may be made even though they exceed one-half of the Eligible Borrower's vested Account, so long as (i) such loans do not exceed the Eligible Borrower's vested Account (excluding the Participant's Company Retirement Contribution Account) and (ii) additional collateral is provided to secure such loan amount as exceeds 50% of the Eligible Borrower's vested Account.

     8.04. Rate of Interest and Term of Loan. All loans shall be considered a segregated investment of the Trust Fund and shall bear a reasonable rate of interest to be determined by the Committee taking into consideration the interest rates being charged by regional and local banks, the prevailing prime rate and general economic conditions. The interest rate shall not exceed the maximum rate allowed by state or federal law; provided, however, that the Plan Administrator shall have no obligation to make loans during any period in which the maximum rate allowed by state or federal law would not permit the loan to bear a reasonable rate of interest in light of the prevailing economic circumstances. All loans shall be for a maximum of five (5) years or for such shorter term as the Committee may determine.

     8.05. Security. All loans shall be secured by the pledge of the Eligible Borrower's vested Account under the Plan and may be further secured by additional collateral acceptable to the Committee if the Committee determines, in a uniform and nondiscriminatory manner, that such additional collateral is necessary or desirable to ensure repayment of the loan. No more than fifty percent (50%) of an Eligible Borrower's Vested Account determined as of the valuation date coincident with or immediately preceding the date of the loan may be used to secure a loan. In the event of default, foreclosure on the note and the attachment of the Plan's security interest in an Account will not occur until a distributable event occurs under the Plan.

     8.06. Repayment. All loans shall provide for substantially level amortization over the term of the loan, with payments of principal and interest paid through automatic payroll deductions; provided, however, that the Eligible Borrower may prepay the loan in full at any time without penalty and the Committee may require repayment in full upon the Eligible Borrower's termination of employment. To the extent permitted by law, repayments will be suspended during unpaid leaves of absence or layoffs of up to one year although interest will continue to accrue during these periods of suspension. Upon the Participant's return to employment, the accrued interest will be added to his outstanding loan balance and the individual's repayment schedule will be adjusted. If a leave of absence or layoff exceeds one year, the outstanding loan balance will become immediately due and payable as of the end of the one-year period. If an Eligible Borrower withdraws a portion or all of such individual's vested Account or becomes entitled to payment of benefits under the Plan, such payments or withdrawals shall first be applied toward any outstanding loan balance (including accrued interest), with the excess, if any, paid directly to the individual.

     8.07. Outstanding Loan Balance at Termination of Employment. Upon the termination of employment of a Participant with an outstanding loan, the outstanding balance (including accrued interest) of any loan shall become due and payable within 60 days of his termination of employment. If such outstanding loan and accrued interest is not repaid within such period, such amount shall be treated as a distribution to the extent permitted by law. Any distribution from the Plan following the Participant's termination of employment shall be reduced by the outstanding balance (including accrued interest) of any loans.

     8.08. Loan Default During Employment. Under certain circumstances, including, but not limited to, the Participant's failure to make repayment or the bankruptcy of the Participant, the Committee may declare a Participant's loan to be in default. In the event default is declared, the outstanding loan balance including any accrued interest may be extinguished by treating such amount as a withdrawal prior to termination of employment, subject to the provisions of Article VII.


                              ARTICLE IX

                             Distributions

     9.01.  Termination of Employment.

          (a) Subject to Section 8.07, following a Participant's termination of employment with all Affiliated Companies, for any reason, including his retirement on or after reaching age 65 or his Early Retirement Date, the value of such Former Participant's Account, to the extent vested shall be distributed to him, or if he is not living, to his Beneficiary, in a lump sum; provided, however, that a Participant's Account (other than his Company Retirement Contributions Account) may be distributed instead in installments not to exceed the life expectancy of the Participant or the joint and last survivor life expectancy of the Participant and his Beneficiary, if the Participant or Former Participant has so elected. Such distribution shall be made or shall commence at such time as the Participant or Former Participant (or his

     Beneficiary) may elect in accordance with Section 9.05. If a Participant elects to receive a distribution of his Company Retirement Contributions Account in a lump sum, such election shall be deemed to be an election to receive his entire account in a lump sum.

          (b) Notwithstanding anything contained in the Plan to the contrary, if the value of the vested portion of a Participant's Account does not exceed $3500, the Committee shall direct the Trustee to distribute, in a lump sum, the Participant's entire Account as soon as practicable following his termination of employment. If the value of a Participant's vested Account is zero, the Participant shall be deemed to have received a distribution of such balance.

     9.02. Valuation Date and Conditions of Distribution.

          (a) The value of any distribution shall be based on the value of the Participant's Account, as of the Valuation Date immediately preceding the date as of which the distribution is made to the Participant, Former Participant or Beneficiary, based on the Current Market Value as of such Valuation Date.

          (b) A request for a distribution by a Participant, Former Participant or Beneficiary must be in writing on a form approved by the Committee.

     9.03. Method of Distribution. Subject to Section 9.01(b), a Former Participant's Account shall be paid to him upon his termination of service from the Company and all Affiliated Employers (or in the event of his death, to his Beneficiary) in a lump sum at any time as soon as administratively feasible following his election, based upon the Valuation Date provided for in Section 9.02.

     Alternate methods of distribution may apply to any portion of a Participant's or Former Participant's Account that has been transferred to the Plan from another qualified plan pursuant to
Section 3.08.

     9.04. Form of Distribution. Distributions under the Plan shall be made in the following manner. All distributions from other than the Common Stock Fund and the Olin Stock Fund shall be paid in cash. Distributions from the Common Stock Fund may, at the election of the distributee, be paid in Common Stock with any fractional interest in a share of Common Stock paid in cash. Distributions from the Olin Stock Fund may, at the election of the distributee be paid in Olin Stock, with any fractional interest being paid in cash.

     9.05. Date of Distribution. Generally, distributions will be made as soon as practicable on or after the distribution date elected by the distributee; provided, however, that in the discretion of the Plan Administrator, distributions may be made or commence within sixty (60) days of the distribution date elected. Notwithstanding anything in the Plan to the contrary, distributions shall commence or be made no later than the Participant's Required Beginning Date.

     In the event of the Participant's death prior to his required commencement date as described in the preceding paragraph, distribution of the Participant's Account shall be completed within five years after the Participant's death unless distribution is made over a period not extending beyond the life expectancy of the Beneficiary and either (a) the Participant's Beneficiary is his Spouse and payments begin no later than the date on which the Participant would have attained age 70-1/2 or (b) distribution begins within one year of the Participant's death.

     9.06. Compliance with Applicable Law. Notwithstanding anything in the Plan to the contrary, distributions under this Plan shall be made in accordance with Code Section 401(a)(9) and any regulations issued thereunder (described more fully in Appendix A-2 hereof). To the extent that any provision of the Plan is inconsistent with such section of the Code or such regulations, such Plan provision shall be disregarded.

     9.07. Distributions to Comply with Qualified Domestic Relations Order. In the case of any Participant with respect to whom the Plan has received a QDRO awarding an alternate payee all or any portion of the Participant's interest under the Plan, the following rules shall apply:

          (a) Subject to Section 9.01(b), if necessary to comply with the terms of the QDRO, or if not prohibited by the terms of the QDRO and requested by the alternate payee, an amount shall be distributed to the alternate payee from the vested portion of the Participant's Account (net of any outstanding loans) sufficient to comply with the terms of the QDRO. Such amount shall be distributed to the alternate payee in a lump sum as soon as practicable and if the full amount required under the QDRO to be distributed from the Plan is so distributed, the alternate payee shall have no further interest in the Plan. If the Participant's vested interest (net of any outstanding loans) in the Plan is less than the amount necessary to comply with terms of the QDRO, no amount shall be distributed to the alternate payee pursuant to this Section 9.07 and amounts due under the QDRO to the Alternate Payee shall be paid in accordance with the terms of the QDRO and applicable law.

          (b) In the event that the amounts due the alternate payee under a QDRO are not distributed to the alternate payee pursuant to paragraph (a) above, the alternate payee's interest shall be held in a separate account segregated from the Participant's Account, and the value of the Participant's Account shall be calculated without reference to such amounts segregated pursuant to this paragraph.

          (c) In accordance with procedures established by the Committee, if the Plan receives written notice that either (i) a divorce, or (ii) a QDRO is contemplated and such divorce or QDRO may subject a Participant's Account to competing claims, then the Participant's Account shall not be available for 90 days for any distributions, in-service withdrawals or loans from the Plan (except for distributions to satisfy repayment of outstanding loan balances pursuant to Section 9.06). In accordance with procedures established by the Committee, if a domestic relations order, as defined in Section 414(p)(1)(B) of the Code, is received, then no distribution, in-service withdrawal or loan from the Plan shall be made to the Participant until it is determined whether the domestic relations order constitutes a QDRO, but in no event shall such suspension of distributions, withdrawals and loans continue beyond the date which is 18 months following the receipt of such domestic relations order. Notwithstanding the above, if a distribution from the Plan to the Participant or his Beneficiary is required to comply with applicable law under ERISA or the Code, then a distribution shall be made to the extent necessary to comply with such law.


                               ARTICLE X

                              Trust Fund

     10.01. Trust Agreement. In order to implement the Plan, the Company shall enter into one or more Trust Agreements pursuant to which all the funds of the Plan shall be held by one or more Trustees in one or more trusts. Under no circumstances shall any part of the corpus or income of the trust fund established under the Plan be used for, or diverted to, purposes other than for the exclusive benefit of the Participants and their Beneficiaries, except as provided in
Section 10.03.

     10.02. Trustee. The Board of Directors may remove the Trustee at any time for any reason upon the notice required under the Trust
Agreement, and if the Trustee resigns or is removed, the Board of Directors shall designate a successor Trustee.

     10.03. Return of Contributions. No contribution to the Plan shall be refunded to a Participating Employer unless such contribution was:
(a) conditioned upon tax deductibility (it being presumed that all contributions are so conditioned), and the Internal Revenue

Service determines that the contribution is not deductible; (b) made as a result of a mistake of fact; or (c) conditioned upon the initial qualification of the Plan under Section 401(a) of the Code and the Plan does not initially qualify. Such refund shall be made, if requested by a Participating Employer in writing, within one year from the date a contribution was made as a result of a mistake of fact, from the date of disallowance of a deduction (or other applicable date), or from the date of initial qualification of the Plan, as the case may be. Any contribution refunded pursuant to (a) or (b) above shall only be adjusted to reflect its proportionate share of the trust fund's loss, if any, and shall not be adjusted to reflect its share of the trust fund's gain, if any. Any contribution refunded pursuant to
(c) above shall be adjusted to reflect its proportionate share of the trust fund's loss or gain.


                              ARTICLE XI

                            Administration

     11.01. Appointment of Committee. The Board of Directors shall appoint a Committee of at least three persons (who may or may not be Participants) to administer the Plan. The Committee shall serve at the pleasure of the Board of Directors and shall administer the Plan in accordance with its terms and shall have all the powers necessary to carry out the provisions of the Plan. The Committee shall have discretionary authority to interpret the Plan and shall determine all questions, including questions of eligibility, arising in the interpretation, administration and application of the Plan. Any determination by the

Committee shall be conclusive and binding on all persons except as otherwise provided herein or by law. Any exercise of discretion by the Committee shall be exercised in a nondiscriminatory manner.

     No member of the Committee shall receive any compensation for his services as such. Each member of the Committee and each other
Fiduciary of the Plan shall be bonded as required by the Act.

     11.02. Procedures. The Committee shall select one of its members as its Chairman and shall hold its meetings at such times and places as it may determine. A majority of its members shall constitute a quorum and all decisions and determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by a majority of the members of the Committee shall be as fully effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a Secretary, who need not be a member of the Committee, who shall keep minutes of its meetings. The Committee may authorize one or more of its number or any agent to execute or deliver any instruments, including reports or other documents, required by ERISA or the Regulations. The Committee may make such rules and regulations for the conduct of its business as it deems advisable.

     11.03. Employment of Agents. The Committee may employ such legal, medical, insurance, accounting, actuarial or other experts as it may require in carrying out the provisions of the Plan; provided, however, that no person employed to render such services shall be considered a Fiduciary of the Plan as defined in the Act, unless such person is specifically designated as a Fiduciary at the time of his employment.

     11.04. Fiduciary Responsibilities. All fiduciary responsibilities arising under the Plan pursuant to ERISA and the Regulations shall be allocated to and performed by the Committee which shall be a named Fiduciary of the Plan. In appointing the members of said Committee, the Board of Directors shall be deemed to have designated the individual members of said Committee, together with the Trustee, to carry out all fiduciary responsibilities of the Company (and other Participating Employers under the Plan) under ERISA with respect to the Plan, except for the appointment of the Trustee which fiduciary responsibility is retained by the Board of Directors. Notwithstanding the foregoing, the Committee shall periodically review the investment performance and methods of the Trustee and any other funding agency, including any insurance company, under the Plan and shall make recommendations to the Board of Directors concerning the appointment, continuation, removal or change of the Trustee or any such funding agency. The Committee shall have the power to direct the Trustee as to the management, acquisition or disposition of Plan assets constituting a portion, or portions or all of the Fund. The Committee shall have the power to appoint or remove from time to time one or more investment advisers and to delegate to any such adviser authority and discretion to manage, acquire or dispose of Plan assets constituting a portion or portions or all of the Fund. The Committee shall determine the investment options (such as equity, cash equivalent or other funds managed by an investment adviser, the Trustee or others) to be made available under the Plan from time to time for election by Participants.

     By resolution of the Board of Directors, the Company may allocate other fiduciary responsibilities among the Fiduciaries named in the Plan or may designate persons other than named Fiduciaries to carry out fiduciary responsibilities. Any of the Fiduciaries of the Plan may, by agreement among themselves, allocate specific responsibilities among themselves or delegate to other persons all or such portion of their fiduciary duties hereunder, as they, in their sole discretion, shall decide, other than those granted to the Trustee under the Trust Agreement. The Company may purchase insurance to cover the potential liability of all persons who serve in a fiduciary capacity (as defined in ERISA or the Plan) with regard to the Plan.

     11.05. Committee Liability. The members of the Committee shall use that degree of care, skill, prudence and diligence in carrying out their duties that a prudent man, acting in a like capacity and familiar with such matters, would use in his conduct of a similar situation. Except as provided in the Act or in the Regulations, in administering the Plan neither a member of the Committee, nor an Affiliated Company nor any director, officer or Employee thereof, shall be liable for any acts of omission or commission, except for his or its own individual, wilful and intentional malfeasance or misfeasance and each Affiliated Company, its officers, directors and Employees and any member of the Committee shall be entitled to rely conclusively on all tables, valuations, certificates, opinion and reports which shall be furnished by any actuary, accountant, Trustee, insurance company, counsel or other expert who shall be employed or engaged by the Affiliated Company or Committee.

     The right of indemnification granted to each member of the Board of Directors, officer or any employee of a Participating Employer under the by-laws of the Company, as from time to time amended, shall apply to any action taken by the Committee or by any individual member of the Committee in connection with the Plan.

     11.06. Reports to Participants. At least once a Plan Year, each Participant shall be furnished a written statement setting forth the value of his Account together with such additional information as determined by the Committee.

     11.07. Administrative Expenses. Brokerage commissions, transfer taxes and other charges and expenses in connection with the purchase or sale of securities shall be added to the cost of such securities or deducted from the proceeds thereof, as the case may be, when determining the value or price thereof. All other administrative expense of the Plan and the Fund shall be paid from the Fund to the extent not paid by the Participating Employers. No commissions will be charged on purchases of Company Stock directly from a Participating Employer or from Accounts in the Plan. The Committee is authorized in its discretion to establish a periodic administrative fee which may be charged to Participants' Accounts.

     11.08.  Special Fiduciary Provisions Concerning Employer Stock.

          (a) The Plan Administrator shall adopt procedures designed to safeguard the confidentiality of information relating to the purchase, holding, and sale of securities, and the exercise of voting, tender and similar rights with respect to such securities by Participants (and Beneficiaries), except to the extent necessary to comply with Federal laws or state laws not preempted by ERISA.

          (b) The Director of Benefits Administration is hereby designated as the fiduciary of the Plan for the purpose of ensuring, with respect to the purchase, holding and sale of securities, that (i) the procedures referenced in paragraph (a), above, are in fact sufficient to safeguard the confidentiality of such information, and (ii) such procedures are being followed.

          (c) The Secretary of the Company is hereby designated as the fiduciary of the Plan for the purpose of ensuring, with respect to the exercise of voting, tender and similar rights, that (i) the procedures referenced in paragraph (a), above, are in fact sufficient to safeguard the confidentiality of such information, and (ii) such procedures are being followed. The Secretary of the Company is also hereby designated as the fiduciary of the Plan for the purpose of ensuring that an independent fiduciary is appointed who shall carry out activities relating to any situations which the Secretary determines involve a potential for undue influence upon Participants and Beneficiaries with regard to the direct or indirect exercise of shareholder rights. For purposes of the preceding sentence, a fiduciary is not independent if the fiduciary is affiliated with any sponsor of the Plan.

     11.09. Voting of Company Stock. Each Participant and Former Participant (or Beneficiary in the event of the death of the Participant or Former Participant) is hereby designated a named fiduciary within the meaning of Section 402(a)(2) of ERISA, with respect to the shares of Company Stock allocated to his Account.

     Before each annual or special meeting of shareholders of the Company, there shall be sent to each Participant and Former Participant, and in the event of the Participant's or Former Participant's death, his Beneficiary, a copy of the proxy solicitation material for such meeting, together with a form requesting instructions to the Trustee on how to vote the Company Stock allocated to such Participant's, Former Participant's or Beneficiary's Account. Upon receipt of such instructions, the Trustee shall vote such shares as instructed, determined separately with respect to shares of Common Stock. In lieu of voting fractional shares as instructed by Participants, Former Participants or Beneficiaries, the Trustee may vote the combined fractional shares of each type of Company Stock to the extent possible to reflect the direction of Participants, Former Participants or Beneficiaries with allocated fractional shares of Company stock. Subject to any countervailing fiduciary duties, the Trustee shall vote shares of Company Stock allocated to Accounts under the Plan but for which the Trustee received no valid voting instructions in the same manner and in the same proportion as the shares of Common Stock in the Accounts, respectively, with respect to which the Trustee received valid voting instructions are voted. Instructions to the Trustee shall be in such form and pursuant to such regulations as the Committee may prescribe.

     11.10.  Tendering Company Stock.

          (a) The provisions of this Section 11.10 shall apply in the event any person, either alone or in conjunction with others, makes a tender offer, or exchange offer, or otherwise offers to purchase or solicits an offer to sell to such person one percent or more of the outstanding shares of a class of Company Stock (including Company Stock held by the Trustee hereunder) (herein jointly and severally referred to as a "tender offer"). As to any tender offer, each Participant and Former Participant (or Beneficiary in the event of the death of the Participant or Former Participant) shall have the right to determine whether shares held subject to the Plan will be tendered.

          (b) A Trustee may not take any action in response to a tender offer except as otherwise provided in this Section 11.10. Each Participant and Former Participant (or Beneficiary in the event of the death of the Participant or Former Participant) is, for all purposes of this Section 11.10, hereby designated a named fiduciary within the meaning of Section 402(a)(2) of ERISA, with respect to the shares of Company Stock allocated to his Account, and he may direct the Trustee to sell, offer to sell, exchange or otherwise dispose of the Company Stock allocated to such individual's Account in accordance with the provisions, conditions and terms of such tender offer and the provisions of this Section 11.10. Such instructions shall be in such form and shall be filed in such manner and at such time as the Trustee may prescribe.

          (c) The Trustee shall sell, offer to sell, exchange or otherwise dispose of the Company Stock allocated to the Participant's, Former Participant's or Beneficiary's Account with respect to which it has received directions to do so. The proceeds of a disposition directed by a Participant, Former Participant or Beneficiary from his Account under this Section
     11.10 shall be allocated to such individual's Account and be governed by the provisions of Section 11.10(e) or other applicable provisions of the Plan and/or the Trust Agreement.

          (d) To the extent to which Participants, Former Participants and Beneficiaries do not issue valid directions to the Trustee to sell, offer to sell, exchange or otherwise dispose of the Company Stock allocated to their Account, such individuals shall be deemed to have directed the Trustee that such shares remain invested in Company Stock subject to all provisions of the Plan, including Section 11.10(e).

          (e) To the extent possible, the proceeds of a disposition of Company Stock in an individual's Account pursuant to a tender offer as described in this Section 11.10 shall be reinvested in Company Stock by the Trustee as expeditiously as possible in the exercise of the Trustee's fiduciary responsibility and shall otherwise be held by the Trustee subject to the provisions of the Trust Agreement, the Plan and any applicable note or loan agreement. In the event that Company Stock is no longer available to be acquired following a tender offer, the Company may direct the substitution of new employer securities for the Company Stock or for the proceeds of any disposition of Company Stock. Pending the substitution of new employer securities or the termination of the Plan and trust, cash proceeds from the tender offer held in the trust fund shall be invested in short-term securities issued by the United States of America or any agency or instrumentally thereof.


                              ARTICLE XII

                       Amendment and Termination

     12.01. Amendment. Subject to the provisions of any applicable collective bargaining agreement, the Board of Directors may at any time, and from time to time, amend the Plan and such amendment shall be binding on all Participating Employers. In any event, no amendment shall divest a Participant of any part of his Account.

     12.02. Termination.

          (a) Subject to the provisions of any applicable collective bargaining agreement, the Board of Directors reserves the right at any time to terminate the Plan, the Trust Agreement and the trust hereunder or to suspend, reduce or partially or completely discontinue contributions thereto. To the extent required by law, in the event of such termination or partial termination of the Plan or complete discontinuance of contributions, the interests of the affected Participants shall automatically become nonforfeitable and, at the election of the Company, such amounts shall either (i) continue to be held in the trust fund until the Participants terminate employment with all Affiliated Companies or (ii) to the extent permitted by law, be distributed to such Participants in the same manner as if their employment had been terminated.

          (b) In the event of a complete termination of the Plan or the complete discontinuance of contributions, any forfeitures not previously applied in accordance with Section 6.04 shall be credited ratably to the Accounts of all Participants in proportion to the value of the Participants' Accounts as of the date of termination or complete discontinuance of contributions.


                             ARTICLE XIII

                       Miscellaneous Provisions

     13.01. Nonalienation of Benefits. Except as may be required to comply with a qualified domestic relations order in accordance with Code Section 414(p) or to the extent a Participant's Account is used as security for a loan from the Plan, any benefit that may be or become payable under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge any such benefits shall be void; and any such benefit shall not in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of the person entitled to such benefit, nor shall it be subject to attachment or legal process for or against such person.

     If any person entitled to any benefit under the Plan shall become bankrupt or shall attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge such benefit, such benefit shall, in the sole discretion of the Company, cease and terminate, and in that event the Company shall cause such benefit, or any part thereof, to be held or applied for the benefit of such person, his Spouse, children or other dependents, or all or any of them, in such manner as the Company shall determine.

     13.02. Benefits Paid Solely from the Trust Fund. All benefits under the Plan are to be paid or provided for solely from the trust fund and the Company assumes no liability or responsibility therefor.

     13.03. No Contract of Employment. The Plan shall not be deemed to constitute a contract between any Participating Employer and any Participant or to be a consideration for, or an inducement for, the employment of any individual by any Participating Employer. Nothing contained in the Plan shall be deemed to give any individual the right to be retained in the service of any Participating Employer or to interfere with the right of any Participating Employer to discharge or to terminate the service of any individual at any time without regard to the effect that such discharge or termination might have upon any rights that he might have under the Plan.

     13.04. Incompetency. In the event that the Committee shall find that a Participant or any other person entitled to any payment under the Plan is unable to care for his affairs because of illness or accident or any other reason, any such payments due may, unless claim shall have been made therefor by a duly appointed guardian, conservator, committee or other legal representative, be paid by the Committee to the Spouse, child, parent or other blood relative or to any person deemed by the Committee to have incurred expenses for such Participant or other person entitled to payments under the Plan, and any such payment so made by the Committee shall be a complete discharge of the liabilities of the Plan therefor.

     13.05. Missing Recipients. If the Committee is unable, within three years after any benefit becomes due under the Plan to a Participant or Beneficiary, to make payment because the identity and/or whereabouts of such person cannot be ascertained notwithstanding the mailing of due notice to any last known address or addresses, the Committee shall direct that such benefit or distribution, and all further benefits or distributions with respect to him, shall be used to reduce future contributions by Participating Employers. Such benefit shall be restored (in an amount equal to the amount forfeited) upon proper claim made by such Participant or Beneficiary prior to the termination of the Plan. Benefits restored under this Section 13.05 shall be made in the following order of priority:

          (a)  from forfeitures arising under this Section; and

          (b) from additional contributions by Participating Employers made in order to restore such benefits.

     13.06. Mergers, Consolidations and Transfers of Plan Assets. In the case of any merger or consolidation of the Plan with, or transfer of assets or liabilities of the Plan to, any other plan, each Participant shall (if such other plan were then to terminate) be entitled to receive a benefit immediately after such merger, consolidation or transfer that shall be at least equal to the benefit that he would have been entitled to receive immediately before such merger, consolidation or transfer (if the Plan had then terminated).

     13.07. Claim Procedures. All claims for benefits under the Plan by a Participant or Beneficiary shall be made in writing and filed with the Committee. If the Committee believes that the claim should be denied, it shall notify the claimant in writing of the denial of the claim within 90 days after his receipt thereof but this period may be extended by the Committee for up to an additional 90 days in special circumstances. If such an extension of time is required, the claimant shall be notified prior to the end of the original 90-day period. The notice denying a claim shall (a) set forth the specific reason or reasons for the denial, making reference to the provisions of the Plan or Plan documents on which the denial is based, (b) describe any additional material or information that should be received before the claim request may be acted upon favorably, and explain why such material or information, if any, is needed and (c) inform the claimant of his right pursuant to this Section 13.07 to request review of the decision by the Committee. Any claimant who believes that he has submitted all available and relevant information may appeal the denial of his claim to the Committee by submitting a written request for review to the Committee within 60 days after the date on which such denial is received. Such period may be extended by the Committee for good cause. The person making the request for review may examine pertinent Plan documents. The request for review may discuss any issues relevant to the claim. The

Committee shall decide whether or not to grant the claim within 60 days after receipt of the request for review, but this period may be extended by the Committee for up to an additional 60 days in special circumstances. If such an extension of time for review is required because of special circumstances, written notice of the extension shall be furnished to the claimant prior to the commencement of the extension. The Committee's decision shall be in writing, shall include specific reasons for the decision and shall refer to pertinent provisions of the Plan or Plan documents on which the decision is based.

     13.08. Cooperation of Participants. In order to receive any benefits under the Plan, a Participant must furnish to the Committee such information as it may reasonably request for purposes of the proper administration of the Plan.

     13.09. Applicable Law. All questions pertaining to the construction, validity and effect of the Plan shall be determined in accordance with the laws of the State of New Jersey to the extent such laws are not preempted by ERISA.

     13.10. Gender and Number. In the construction of the Plan, the masculine shall include the feminine and the singular shall include the plural in all cases where such meanings would be appropriate.

     13.11. Headings. The headings of Articles and Sections are included solely for convenience of reference and shall have no effect upon the meaning of the provisions hereof.

                                        PRIMEX TECHNOLOGIES, INC.




                                        By --------------------------
                                            Its

                             APPENDIX A-1

                         TOP HEAVY PROVISIONS

     The following special provisions shall apply to determine if the Plan is a Top Heavy Plan in accordance with Code Section 416 and any special rules that will apply based on such status. In the event that the provisions contained in this Appendix A-1 are inconsistent with the terms contained in the remainder of the Plan, the provisions contained in this Appendix A-1 shall take precedence.


                               ARTICLE I

                              Definitions

Aggregation Group:       All plans maintained by an Affiliated
                         Company that are qualified under the Code;
                         provided that each such plan satisfies at least one of the following requirements:

                              (a) one or more Key Employees are
                         participants;

                              (b) the plan enables any plan in which a
                         Key Employee is a participant to comply with the coverage and nondiscrimination requirements of Sections 401(a)(4) and 410 of the Code; or

                              (c) such plan has been designated as a
                         part of the Aggregation Group, provided that the resulting Aggregation Group meets the coverage and nondiscrimination requirements of Sections 401(a)(4) and 410 of the Code.

Determination Date:      With respect to any Plan Year, the last day
                         of the preceding Plan Year.Key Employee:With respect to any Plan Year, an employee of an Affiliated Company (or a beneficiary of such an individual) who is a key employee as defined in Code Section 416(i) and any regulations issued thereunder. The determination as to whether an individual is a Key Employee shall be based, where applicable, on an individual's compensation as defined in Code Sections 416(i) and 414(q)(7) or any successors thereto.

Top Heavy Plan:          The Plan, if it is included in the
                         Aggregation Group, and as of the
                         Determination Date for such Plan Year, the sum of:

                              (a) the aggregate values of the Accounts
                         for all Key Employees under the Plan; and

                              (b) the aggregate account values and the
                         aggregate present values of accrued benefits
                         (excluding amounts attributable to unrelated rollover contributions) for all Key

                         Employees under all other plans in the
                         Aggregation Group, exceeds 60 percent of all such aggregate values for all individuals under all plans in the Aggregation Group. In determining the value of any individual's account or the present value of his accrued benefits:

                              (i) the value of such account or the
                         present value of such accrued benefit shall be increased by the sum of any distributions made with respect to such individual from such plan during the five-year period ending on the Determination Date;

                              (ii) the present value of his accrued
                         benefit under a defined benefit plan shall be determined by using a five percent interest rate assumption and the mortality table used to determine a benefit that is the actuarial equivalent of another benefit under such plan; and

                              (iii) the accrued benefit of a non-key
                         employee under a defined benefit plan shall be (A) determined under the method, if any, that uniformly applies for accrual purposes under all plans maintained by any Affiliated Company, or (B) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rate of Section 411(b)(1)(C) of the Code. The value of an individual's account or the present +value of his accrued benefit shall not be considered in determining if the Plan is a Top Heavy Plan if the individual has not performed any services for an Affiliated Company during the five-year period ending on the Determination Date.

Top Heavy Plan Year:     A Plan Year in which the Plan is a Top Heavy
                         Plan.


                              ARTICLE II

                         Vesting Requirements

     In any Top Heavy Plan Year, the Account of each Participant shall be fully vested and nonforfeitable if he has credit for three Years of Service. In the event the Plan ceases to be a Top Heavy Plan for any Plan Year subsequent to a Top Heavy Plan Year, the Account of any individual that has become fully vested in accordance with the preceding sentence shall remain fully vested.

                              ARTICLE III

                          Minimum Allocation

     Each Eligible Employee who on the last day of any Top Heavy Plan Year (a) is not a Key Employee and (b) does not participate in a defined benefit plan maintained by an Affiliated Company that provides that the minimum benefit requirements applicable to Top-Heavy Plans will be satisfied in such other plan shall receive a minimum allocation of employer contributions pursuant to Sections 4.02 and
4.03 for such Plan Year equal to a percentage of his total pay as defined in Code Section 415(c)(3) up to $150,000 or the maximum amount that may be taken into account under applicable law (as adjusted by the Secretary of the Treasury to reflect increases in the cost of living) received in such Plan Year. Such percentage shall be equal to the lesser of three percent or the highest percentage at which employer contributions are allocated to the Account of any Key Employee for such Plan Year (when expressed as a percentage of such Key Employee's total pay up to $150,000, as adjusted).


                              ARTICLE IV

                            Dual Plan Limit

     For any Top Heavy Plan Year, the denominator of the defined contribution and defined benefit plan fractions described in Code
Sections 415(e)(2)(B) and 3(B) shall be calculated by using a factor of 1.0 rather than 1.25.

                             APPENDIX A-2

                  INTERNAL REVENUE CODE REQUIREMENTS

                FOR CALCULATION AND PAYMENT OF BENEFITS


                               ARTICLE I

               Code Requirements for Payment of Benefits

     The form and timing of benefits permitted under the Plan shall not violate any of the following requirements of Code Section
401(a)(9) and regulations issued thereunder:

          (a) Not later than the Participant's Required Beginning Date the Participant's entire Account under the Plan either--

               (1) shall be distributed to the Participant, or

               (2) shall commence to be distributed--

                    (A) over the life of the Participant or over the
               lives of the Participant and a designated Beneficiary, or

                    (B) over a period not extending beyond the Life
               Expectancy of the Participant or the Life Expectancy of the Participant and a designated Beneficiary.

          (b) If a Participant dies after distribution has begun in accordance with Subsection (a)(2) above and if death benefits are payable under the Plan after the death of the Participant, such death benefits shall be distributed at least as rapidly as the Participant's remaining interest in the Plan would have been distributed under the method of distribution in effect as of the date of the Participant's death.

          (c) If a Participant dies before distribution has begun in accordance with Subsection (a)(2) above and if death benefits are payable under the Plan after the death of the Participant, distribution of such death benefits shall be completed by December 31 of the calendar year containing the fifth (5th) anniversary of the death of the Participant unless--

               (1) such death benefits are payable to (or for the benefit of) a designated Beneficiary,

               (2) such death benefits will be distributed over the life of the designated Beneficiary or over a period not extending beyond the Life Expectancy of such Beneficiary, and

               (3) such death benefits begin to be paid on or before December 31 of the calendar year immediately following the calendar year in which the Participant dies.

          (d) If the designated Beneficiary of the Participant is the Participant's surviving spouse, then such death benefits need not begin earlier than the later of (1)

     December 31 of the calendar year following the calendar year in which the Participant would have attained age 70-1/2, or (2) December 31 of the calendar year immediately following the calendar year in which the Participant died. If the surviving spouse dies before such death benefits begin, this Subsection (c) shall be applied as if the surviving spouse were the Participant.

          (e) If a Participant dies without having elected to have contingently in force a form of death benefit payment, the Participant's designated Beneficiary must elect the method of distribution no later than the earlier of (1) December 31 of the calendar year in which distributions would be required to begin under this paragraph (c), or (2) December 31 of the calendar year which contains the fifth (5th) anniversary of the date of death of the Participant. If the Participant has no designated Beneficiary, or if the designated Beneficiary does not elect a method of distribution, distribution of the Participant's entire interest must be completed by December 31 of the calendar year containing the fifth (5th) anniversary of the Participant's death.

          (f) For purposes of satisfying the requirements of this
     Article I, any amount paid to a child of the Participant shall be treated as if it had been paid to the Participant's surviving spouse if such amount will become payable to the surviving spouse upon such child reaching majority (or other designated event permitted under regulations under the Code).

          (g) Payment of benefits shall not commence later than the 60th day after the close of the Plan Year in which occurs the latest of the following events--

               (1) the Participant's Normal Retirement Date (or 65th birthday if earlier),

               (2) the 10th anniversary of the year in which the Participant commenced participation in the Plan or the Prior Plan, and

               (3) the date on which the Participant ceases to be an Employee.


                              ARTICLE II

                     Determination of Amount to be
                 Distributed Each Year as Installments

          (a) If the Participant's Account is to be paid in installments from the Plan, such installments shall satisfy the following requirements:

               (1) the installments must be paid in periodic payments made at intervals not longer than one year;

               (2) the distribution period must not extend beyond the period permitted under Article I of this Appendix A-2;

               (3) the Life Expectancy of the Participant or of the Participant and his spouse shall not be recalculated annually;

               (4) once payments have begun over a period certain, the period certain may not be lengthened even if the period certain is shorter than the maximum permitted;

               (5) payments must either be nonincreasing or increase only as follows:

                    (i) with any percentage increases in a specified
               and generally recognized cost-of-living index;

                    (ii) to the extent of the reduction in the amount
               of the Participant's payments to provide for a survivor benefit upon death, but only if the Beneficiary whose life was being used to determine the distribution period described in paragraph (3) above dies and the payments continue otherwise in accordance with that paragraph over the life of the Participant;

                    (iii) to provide cash refunds of employee
               contributions upon the Participant's death; or

                    (iv) because of an increase in benefits under the
               plan.

          (b) (1) Unless the Participant's spouse is the designated Beneficiary, if the Participant's interest is being distributed in the form of a period certain annuity without a life contingency, the period certain as of the beginning of the first Distribution Calendar Year may not exceed the applicable period determined using the table set forth in Q&A A-5 of section 1.401(a)(9)-2 of the Income Tax Regulations.

               (2) If the Participant's interest is being distributed in the form of a joint and survivor annuity for the joint lives of the Participant and a nonspouse Beneficiary, annuity payments to be made on or after the Participant's Required Beginning Date to the designated Beneficiary after the Participant's death must not at any time exceed the applicable percentage of the annuity payment for such period that would have been payable to the Participant using the table set forth in Q&A A-6 of section 1.401(a)(9)-2 of the Income Tax Regulations.

                                                            EXHIBIT 23




                    Consent of Independent Auditors


Board of Directors
Primex Technologies, Inc.


We consent to incorporation by reference in this Registration
Statement on Form S-8 of Primex Technologies, Inc., of our report dated January 25, 1996, relating to the combined balance sheets of Primex Technologies, Inc. as of December 31, 1995 and 1994 and the related combined statements of income and cash flows for each of the years in the three-year period ended December 31, 1995, which report appears in Primex Technology, Inc.'s Registration Statement on Form 10 dated December 6, 1996.


                                                 KPMG PEAT MARWICK LLP


Stamford, Connecticut
December 17, 1996